Filed Pursuant to Rule 424(b)(2)
Registration No. 333-106040
The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated May 29, 2007
Preliminary Prospectus Supplement
(To Prospectus dated July 24, 2006)

American International Group, Inc.
$
     % Series A-4 Junior Subordinated Debentures
Minimum denominations of $25 and integral multiples of $25 in excess thereof
Interest is payable quarterly, beginning September   , 2007
The Series A-4 Junior Subordinated Debentures will bear interest on their principal amount from the date they are issued to but excluding June   , 2047 or, if that date is not a business day, the next business day (the “scheduled maturity date”) at the annual rate of     % of their principal amount, payable quarterly in arrears on each March   , June   , September    and December   , beginning on September   , 2007, and commencing on the scheduled maturity date at an annual rate equal to three-month LIBOR plus     %, payable quarterly in arrears on each March   , June   , September    and December   , beginning on September   , 2047. We have the right, on one or more occasions, to defer the payment of interest on the Series A-4 Junior Subordinated Debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations under the “alternative payment mechanism” described in this prospectus supplement and for up to 40 consecutive quarterly interest periods without giving rise to an event of default. If we defer interest for more than two years and then file for bankruptcy, holders will have no claim for any interest other than for the earliest two years that remain unpaid at the time of filing.
We will be required to repay the principal amount of the Series A-4 Junior Subordinated Debentures on the scheduled maturity date, only to the extent of the “applicable percentage” of the net proceeds we have received from the sale of “qualifying capital securities” during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to the scheduled maturity date. We will use our commercially reasonable efforts, subject to “market disruption events,” to sell enough qualifying capital securities to permit repayment of the Series A-4 Junior Subordinated Debentures in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable quarterly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit the repayment of any remaining principal amount of the Series A-4 Junior Subordinated Debentures in full. On June   , 2077, we must pay any remaining principal and interest on the Series A-4 Junior Subordinated Debentures in full, whether or not we have sold qualifying capital securities.
The Series A-4 Junior Subordinated Debentures may be redeemed, in whole but not in part, at any time prior to June   , 2012 (i) at their principal amount plus accrued and unpaid interest through the date of redemption if a “tax event” occurs and (ii) at a make-whole redemption price calculated as described herein plus accrued and unpaid interest through the date of redemption if a “rating agency event” occurs. On or after June   , 2012, we may redeem the Series A-4 Junior Subordinated Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest through the date of redemption.
The Series A-4 Junior Subordinated Debentures will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, except for (i) the junior subordinated debentures referred to in the next paragraph, (ii) any trade accounts payable and accrued liabilities arising in the ordinary course of business and (iii) any future debt that by its terms is not superior in right of payment, and the Series A-4 Junior Subordinated Debentures will be effectively subordinated to all liabilities of our subsidiaries.
The Series A-4 Junior Subordinated Debentures will rank pari passu with our $1,000,000,000 aggregate principal amount of 6.25% Series A-1 Junior Subordinated Debentures, our £750,000,000 aggregate principal amount of 5.75% Series A-2 Junior Subordinated Debentures and our €1,000,000,000 aggregate principal amount of 4.875% Series A-3 Junior Subordinated Debentures.
We will apply to list the Series A-4 Junior Subordinated Debentures on the New York Stock Exchange. Trading of the Series A-4 Junior Subordinated Debentures on the New York Stock Exchange is expected to begin within 30 days after they are first issued.
An investment in the Series A-4 Junior Subordinated Debentures involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-7 before purchasing the Series A-4 Junior Subordinated Debentures.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

				Proceeds to
				American
			Underwriting	International
	Price to Public		Commissions	Group, Inc.

Per Series A-4 Junior Subordinated Debenture		$(1)	$	$
Total (No Exercise of Over-Allotment Option)		$(1)	$	$
Total (Full Exercise of Over-Allotment Option)		$(1)	$	$

(1)	Plus interest accrued on the Series A-4 Junior Subordinated Debentures since June , 2007, if any.

We expect to deliver the Series A-4 Junior Subordinated Debentures to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about June   , 2007.

We have granted an option to the underwriters to purchase up to an additional $          principal amount of Series A-4 Junior Subordinated Debentures, at the price to public, exercisable within 15 days of the date of this prospectus supplement, solely to cover any over-allotments.

Joint Bookrunning Managers

Citi	Merrill Lynch & Co.	Morgan Stanley	UBS Investment Bank	Wachovia Securities

A.G. Edwards	RBC Capital Markets

Banc of America Securities LLC	Bear, Stearns & Co. Inc.	Lehman Brothers	Wells Fargo Securities

May   , 2007

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “A1G,” “we,” “our,” “us” and similar references mean American International Group, Inc. and not its subsidiaries.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any related free writing prospectus issued by us. We have not authorized anyone to provide you with different information. We are offering to sell the Series A-4 Junior Subordinated Debentures only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the Series A-4 Junior Subordinated Debentures.

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that is important to you. To understand the terms of the Series A-4 Junior Subordinated Debentures, as well as the considerations that are important to you in making a decision to purchase the Series A-4 Junior Subordinated Debentures, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 44 in the accompanying prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the accompanying prospectus. This prospectus supplement also updates and supersedes information in the accompanying prospectus. In the case of inconsistencies, this prospectus supplement will apply. We use terms in this prospectus supplement as they are defined in the accompanying prospectus.

American International Group, Inc.

AIG, a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” in the accompanying prospectus, which are specifically incorporated by reference into this prospectus supplement, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

The Series A-4 Junior Subordinated Debentures

Repayment of Principal

We are required to repay the principal amount of the Series A-4 Junior Subordinated Debentures, together with accrued and unpaid interest, on June   , 2047, or, if that date is not a business day, on the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds we have received from the issuance of “qualifying capital securities,” as these terms are defined under “Replacement Capital Covenant,” that we have sold during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If we have not sold a sufficient amount of qualifying capital securities to permit repayment of all of the Series A-4 Junior Subordinated Debentures on the scheduled maturity date, the unpaid amount will remain outstanding and bear interest at a floating rate until repaid. This obligation will continue to apply on each subsequent interest payment date until the earliest to occur of

•	the redemption of all the Series A-4 Junior Subordinated Debentures;

•	an event of default which results in acceleration of the Series A-4 Junior Subordinated Debentures; and

•	June , 2077, the final maturity date for the Series A-4 Junior Subordinated Debentures.

Our failure to pay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date will not constitute an event of default under the junior debt indenture governing the Series A-4 Junior Subordinated

Debentures. See “Description of Terms of the Series A-4 Junior Subordinated Debentures—Events of Default—Remedies If an Event of Default Occurs” and “Risk Factors—Holders have limited rights of acceleration” for a discussion of the limited remedies holders of the Series A-4 Junior Subordinated Debentures have if AIG fails to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date.

We will use our commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Market Disruption Events,” to sell sufficient qualifying capital securities to permit repayment of the Series A-4 Junior Subordinated Debentures in full on the scheduled maturity date in accordance with the preceding paragraph. If we are unable for any reason to issue sufficient qualifying capital securities to permit repayment of the Series A-4 Junior Subordinated Debentures in full, we will use our commercially reasonable efforts, subject to a market disruption event, to sell sufficient qualifying capital securities to permit repayment of any outstanding Series A-4 Junior Subordinated Debentures on the following interest payment date, and on each interest payment date thereafter, until all of the Series A-4 Junior Subordinated Debentures are paid in full.

Any unpaid principal amount of the Series A-4 Junior Subordinated Debentures, together with accrued and unpaid interest, will be due and payable on June   , 2077, regardless of the amount of qualifying capital securities we have sold by that time.

We are not required to issue any securities pursuant to the obligation described above other than qualifying capital securities.

Interest

The Series A-4 Junior Subordinated Debentures will bear interest from and including June   , 2007 to but excluding the scheduled maturity date at the annual rate of     %, payable quarterly in arrears on March   , June   , September    and December    of each year, beginning on September   , 2007. The Series A-4 Junior Subordinated Debentures will bear interest from and including the scheduled maturity date at a rate equal to three-month LIBOR (as defined under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Interest Rate and Interest Payment Dates”) plus     %, payable quarterly in arrears on March   , June   , September    and December    of each year, beginning on September   , 2047. We refer to each quarterly date on which interest is payable as an “interest payment date.”

Ranking

The Series A-4 Junior Subordinated Debentures will constitute one series of the junior subordinated debentures referred to in the accompanying prospectus and will be issued by AIG under the junior debt indenture referred to in the accompanying prospectus. The Series A-4 Junior Subordinated Debentures will rank pari passu with our $1,000,000,000 aggregate principal amount of 6.25% Series A-1 Junior Subordinated Debentures, our £750,000,000 aggregate principal amount of 5.75% Series A-2 Junior Subordinated Debentures and our €1,000,000,000 aggregate principal amount of 4.875% Series A-3 Junior Subordinated Debentures (collectively, the “outstanding parity securities”).

The Series A-4 Junior Subordinated Debentures will be unsecured, will rank junior in payment to all of our existing and future “senior debt,” as defined under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Subordination,” will rank pari passu with the outstanding parity securities and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt.

Deferral of Interest

We have the right, on one or more occasions, to defer the payment of interest on the Series A-4 Junior Subordinated Debentures for up to 20 consecutive quarterly interest periods without being subject to our obligations under the alternative payment mechanism described under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism,” and for up to 40 consecutive quarterly interest periods without giving rise to an event of default under the terms of the Series A-4 Junior Subordinated Debentures. However, the failure to pay all accrued and unpaid interest after the conclusion of 40 consecutive quarterly interest periods of deferral will, after the lapse of 30 days, constitute an event of default permitting acceleration of the Series A-4 Junior Subordinated Debentures. Interest on unpaid interest installments on the Series A-4 Junior Subordinated Debentures will accrue during the deferral period at the then applicable interest rate, compounding on each interest payment date.

During any deferral period, we generally will not be permitted to make any payments of deferred interest or distributions from any source other than “eligible proceeds,” as defined under “Description of Terms of the Series A-4 Junior Subordinated Debentures,” and we will not be required to make any interest or distribution payments other than pursuant to the alternative payment mechanism after the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period or, if earlier, the first interest payment date on which we pay current interest.

Following the earlier of (i) the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period and (ii) a payment of current interest on the Series A-4 Junior Subordinated Debentures during a deferral period, we will be required to pay deferred interest pursuant to the alternative payment mechanism. Under the alternative payment mechanism, after that date we must, subject to market disruption events, use our commercially reasonable efforts to sell “APM qualifying securities,” as defined under “Alternative Payment Mechanism” below, and apply the eligible proceeds to pay accrued and unpaid deferred interest on the Series A-4 Junior Subordinated Debentures.

If we defer payments of interest on the Series A-4 Junior Subordinated Debentures, the Series A-4 Junior Subordinated Debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Series A-4 Junior Subordinated Debentures in gross income for United States federal income tax purposes, even though we will not make actual payments on the Series A-4 Junior Subordinated Debentures during a deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income” and “—Original Issue Discount” and “Risk Factors—Deferral of interest payments will have negative United States federal income tax consequences and is likely to adversely affect the market price of the Series A-4 Junior Subordinated Debentures” for a further discussion of the federal income tax consequences of an interest deferral.

Limitations on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

In the event of our bankruptcy, insolvency or receivership, a holder of Series A-4 Junior Subordinated Debentures will only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the deferral period for which interest has not been paid, as further described under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership.”

Certain Payment Restrictions

During any period in which an event of default has occurred and is continuing or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the Series A-4 Junior Subordinated Debentures, subject to the exceptions described in the next paragraph and under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, subject to the exceptions described in the next paragraph and under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances,” neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the Series A-4 Junior Subordinated Debentures permit us during a deferral period:

•	to make any payment of current or deferred interest on our debt securities or guarantees that rank pari passu with the Series A-4 Junior Subordinated Debentures upon our liquidation, including the outstanding parity securities (“pari passu securities”), so long as the payment is made pro rata to the amounts due on pari passu securities (including the Series A-4 Junior Subordinated Debentures), subject to the limitations described in the last paragraph under “Description of the Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism—Remedies and Market Disruptions” to the extent that they apply;

•	to make any payment of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities;

•	to make any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the Series A-4 Junior Subordinated Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “Description of the Terms of the Series A-4 Junior Subordinated Debentures—Repayment of Principal,” or any such payment in respect of pari passu securities having the same scheduled maturity date as the Series A-4 Junior Subordinated Debentures that is made on a pro rata basis among one or more series of such securities and the Series A-4 Junior Subordinated Debentures; and

•	to repay or redeem any security so as to avoid a breach of the instrument governing the same.

Alternative Payment Mechanism

Unless a market disruption event has occurred, and subject to certain limitations and conditions described under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism,” if we defer interest on the Series A-4 Junior Subordinated Debentures, we will be required, not later than (i) the business day following the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period or (ii) if earlier, the first interest payment date during a deferral period on which we elect to pay current interest, to issue APM qualifying securities until we have raised an amount of “eligible proceeds” sufficient to pay the deferred interest (and compounded interest thereon) in full. We will not pay deferred interest (and compounded interest thereon) on the Series A-4 Junior Subordinated Debentures from any source other than the eligible proceeds from the sale of APM qualifying securities, unless otherwise required at the time by any applicable regulatory authority, the deferral period is terminated on the interest payment date following certain business combinations or an event of default has occurred and is continuing. We refer to this process as the alternative payment mechanism. See “Description of Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism” for a more detailed description of this mechanism.

The following securities are “APM qualifying securities” for purposes of the alternative payment mechanism:

•	“common stock”;

•	“qualifying warrants”; and

•	“qualifying non-cumulative preferred stock,”

in each case as defined under “Description of Terms of the Series A-4 Junior Subordinated Debentures— Alternative Payment Mechanism.”

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach a covenant of the junior debt indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the Series A-4 Junior Subordinated Debentures will be limited in such circumstances as described under “Risk Factors—Holders have limited rights of acceleration.”

Early Redemption of Series A-4 Junior Subordinated Debentures

We may redeem the Series A-4 Junior Subordinated Debentures in whole but not in part, at any time prior to June   , 2012, (i) at their principal amount plus accrued and unpaid interest through the date of redemption if a “tax event” occurs or (ii) at a make-whole redemption price calculated as described herein plus accrued and unpaid interest through the date of redemption if a “rating agency event” occurs. If we redeem the Series A-4 Junior Subordinated Debentures prior to June   , 2012 upon the occurrence of a “rating agency event,” the discount rate used to calculate the make-whole redemption price will be the “adjusted treasury rate,” plus     %. For descriptions of “tax event,” “rating agency event,” “adjusted treasury rate” and how the make-whole redemption price will be calculated, see “Description of Terms of the Series A-4 Junior Subordinated Debentures—Early Redemption” below. On or after June   , 2012, we may redeem the Series A-4 Junior Subordinated Debentures, in whole or in part, on any interest payment date, at their principal amount plus accrued and unpaid interest through the date of redemption.

Any redemption of the Series A-4 Junior Subordinated Debentures must be made in accordance with the “Replacement Capital Covenant” and “Alternative Payment Mechanism.”

Events of Default

The following events are “events of default” with respect to the Series A-4 Junior Subordinated Debentures:

•	default in the payment of interest, including compounded interest, in full on any Series A-4 Junior Subordinated Debenture for a period of 30 days after the conclusion of a deferral period that lasts for 40 consecutive quarterly interest periods; or

•	default in the payment of the principal of any Series A-4 Junior Subordinated Debenture at the final maturity date or upon a call for redemption; or

•	certain events of bankruptcy, insolvency and reorganization involving AIG.

The occurrence of an event of default described in the first bullet point will permit the indenture trustee or holders of at least 25% in principal amount of the Series A-4 Junior Subordinated Debentures to accelerate the principal amount of all then outstanding Series A-4 Junior Subordinated Debentures, and the occurrence of an event of default described in the third bullet point will result in an automatic acceleration of the principal amount of all then outstanding Series A-4 Junior Subordinated Debentures. In the case of any other default or breach of the junior debt indenture by AIG, including an event of default under the second bullet point in the definition of that term, there is no right to declare the principal amount of the Series A-4 Junior Subordinated Debentures immediately due and payable. See “Risk Factors—Holders have limited rights of acceleration” for a further discussion of the limited ability of holders to exercise the remedy of acceleration.

Book-Entry

The Series A-4 Junior Subordinated Debentures will be represented by one or more global securities registered in the name of a nominee for, and deposited with, The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Series A-4 Junior Subordinated Debentures and Series A-4 Junior Subordinated Debentures will not be registered in your name, except under certain limited circumstances described under “Legal Ownership and Book-Entry Issuance.”

Listing

We will apply to list the Series A-4 Junior Subordinated Debentures on the New York Stock Exchange. Trading of the Series A-4 Junior Subordinated Debentures on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

Replacement Capital Covenant

We agree in the replacement capital covenant, only for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the Series A-4 Junior Subordinated Debentures, that the Series A-4 Junior Subordinated Debentures will not be repaid, redeemed, defeased or purchased by us or any of our subsidiaries on or before June   , 2057, unless the principal amount repaid or defeased, or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of “common stock,” “rights to acquire common stock,” “mandatorily convertible preferred stock,” “debt exchangeable for common equity,” “debt exchangeable for preferred equity” and certain “qualifying capital securities” and the market value of any “common stock” (or “rights to acquire common stock”) we and our subsidiaries have delivered or issued as consideration for property or assets in an arm’s length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any rating agency, in each case within the applicable measurement period. The replacement capital covenant, including the definitions of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities and other important terms, is described in more detail under “Replacement Capital Covenant” below.

If an event of default resulting in the acceleration of the Series A-4 Junior Subordinated Debentures occurs, we will not have to comply with the replacement capital covenant. Our covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Series A-4 Junior Subordinated Debentures. The initial class of covered debtholders are the holders of our 6.25% Notes due 2036, CUSIP No. 026874AZ0.

RISK FACTORS

Before deciding to purchase any Series A-4 Junior Subordinated Debentures, you should pay special attention to the following risk factors, as well as the risk factors set forth in Item 1A. of Part I of AIG’s Annual Report on Form 10-K for the year ended December 31, 2006 (to obtain this document, see “Where You Can Find More Information” in the accompanying prospectus).

Our obligations to make payments on the Series A-4 Junior Subordinated Debentures are subordinate to our payment obligations under our senior debt and pari passu with the outstanding parity securities.

Our obligations under the Series A-4 Junior Subordinated Debentures are unsecured and rank junior in right of payment to all of our existing and future senior debt. See “Description of Terms of the Series A-4 Junior Subordinated Debentures—Subordination” for the definition of “senior debt.” As of March 31, 2007, there was approximately $96.5 billion of outstanding senior debt of AIG.

This means that, unless all senior debt is repaid in full, we cannot make any payments on the Series A-4 Junior Subordinated Debentures if our unsecured indebtedness for borrowed money with a principal amount in excess of $100 million is accelerated, in the event of our bankruptcy, insolvency or liquidation or in the event of the acceleration of the Series A-4 Junior Subordinated Debentures.

Substantially all of our existing indebtedness, other than the outstanding parity securities, is senior debt. The outstanding parity securities will rank pari passu with the Series A-4 Junior Subordinated Debentures and will not constitute senior debt. The terms of the junior debt indenture do not limit our ability to incur additional debt, including secured or unsecured debt.

The Series A-4 Junior Subordinated Debentures will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the Series A-4 Junior Subordinated Debentures will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit to, pay dividends or other funds to, or otherwise engage in transactions with, us.

Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Series A-4 Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of AIG as the source of payment for the Series A-4 Junior Subordinated Debentures, and not those of our subsidiaries.

Our obligation to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date is subject to our ability to issue qualifying capital securities.

Our obligation to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date, June   , 2047, is limited. We are required to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date only to the extent that we have sold sufficient qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If we have not sold sufficient qualifying capital securities to permit repayment of the Series A-4 Junior Subordinated Debentures in full on the scheduled maturity date, the unpaid amount will remain outstanding and continue to bear interest at a floating rate until repaid, and we will not be required to repay the Series A-4 Junior Subordinated Debentures until (i) we have issued sufficient qualifying capital securities to permit repayment in accordance with this requirement, (ii) payment on the Series A-4 Junior Subordinated Debentures is accelerated upon the occurrence of an event of default or (iii) the final maturity date for the Series A-4 Junior Subordinated Debentures on June   , 2077. Our ability to issue qualifying capital securities will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to issue sufficient qualifying capital securities to repay the Series A-4 Junior Subordinated Debentures during the 180-day period referred to above and from interest payment date to interest payment date thereafter until the Series A-4 Junior Subordinated Debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur. Accordingly, there could be circumstances where we may have sufficient cash to repay the Series A-4 Junior Subordinated Debentures, but are restricted from doing so because we were unable to sell a sufficient amount of qualifying capital securities. In addition, the outstanding parity securities have an earlier scheduled maturity date than the Series A-4 Junior Subordinated Debentures. If these securities are outstanding on the scheduled maturity date, we will be required to repay them in full before repaying the Series A-4 Junior Subordinated Debentures if we are unable to sell a sufficient amount of qualifying capital securities to repay both the outstanding parity securities and the Series A-4 Junior Subordinated Debentures in full. See “—Holders have limited rights of acceleration” below for a further discussion of the limited consequences of our failure to issue qualifying capital securities.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the Series A-4 Junior Subordinated Debentures pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem, defease or purchase Series A-4 Junior Subordinated Debentures on or before June   , 2057 unless during the applicable measurement period we or our subsidiaries have sold sufficient common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or certain qualifying capital securities. The holders of the Series A-4 Junior Subordinated Debentures are not parties to or beneficiaries of the replacement capital covenant. As a result, we may amend the replacement capital covenant at any time without the consent of the holders of the Series A-4 Junior Subordinated Debentures, except that under the terms of the junior debt indenture an amendment that imposes additional restrictions on the type or amount of qualifying capital securities that are considered for purposes of determining the principal amount of the Series A-4 Junior Subordinated Debentures that we are permitted to repay requires the consent of holders of a majority in principal amount of Series A-4 Junior Subordinated Debentures.

We have no obligation to issue any securities other than qualifying capital securities in connection with our obligation to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date.

We have the right to defer interest for 40 consecutive quarterly interest periods without causing an event of default.

We have the right to defer interest on the Series A-4 Junior Subordinated Debentures for a period of up to 40 consecutive quarterly interest periods. Although we would be subject to the alternative payment mechanism after the earlier of the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period and the first interest payment date on which we make any payment of current interest during a deferral period, if we are unable to raise sufficient eligible proceeds, we may defer payment of accrued interest on the Series A-4 Junior Subordinated Debentures for a period of up to 40 consecutive quarterly interest periods without causing an event of default. During any such deferral period, holders of Series A-4 Junior Subordinated Debentures will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless within 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of the deferral period we fail to pay all previously deferred interest (including compounded interest).

Interest and principal payments may be made on pari passu securities even though interest has not been paid on the Series A-4 Junior Subordinated Debentures.

We may in the future issue pari passu securities as to which during a deferral period we are required to make payments of interest that are not made pro rata with payments of interest on the Series A-4 Junior

Subordinated Debentures or other pari passu securities and that, if not made, would cause us to breach the terms of the instrument governing the pari passu securities. The terms of the Series A-4 Junior Subordinated Debentures permit us during a deferral period:

•	to make any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the Series A-4 Junior Subordinated Debentures, subject to the limitations described in the last paragraph under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism—Remedies and Market Disruptions” to the extent that they apply;

•	to make any payment of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities;

•	to make any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the Series A-4 Junior Subordinated Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “Description of the Terms of the Series A-4 Junior Subordinated Debentures—Repayment of Principal,” or any such payment in respect of pari passu securities having the same scheduled maturity date as the Series A-4 Junior Subordinated Debentures that is made on a pro rata basis among one or more series of such securities and the Series A-4 Junior Subordinated Debentures; and

•	to repay or redeem any security necessary to avoid a breach of the instrument governing the same.

The outstanding parity securities constitute pari passu securities and will not require us to make interest payments on these securities while interest is being deferred on the Series A-4 Junior Subordinated Debentures, other than pursuant to an alternative payment mechanism substantially the same as the alternative payment mechanism for the Series A-4 Junior Subordinated Debentures.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Series A-4 Junior Subordinated Debentures (and compounded interest thereon) during the deferral period, which may last up to 40 consecutive quarterly interest periods, from any source other than the issuance of “common stock” up to the “maximum share number,” “qualifying warrants” up to the “maximum warrant number” or “qualifying non-cumulative preferred stock” up to the “preferred stock issuance cap” (each as described below and defined under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism”), unless otherwise directed by a regulatory authority, the deferral period is terminated on the interest payment date following certain business combinations or an event of default has occurred and is continuing.

•	Common Stock. The number of shares of common stock that we may sell to fund the payment of deferred interest on the Series A-4 Junior Subordinated Debentures may not exceed 100 million (subject to adjustment).

•	Qualifying Warrants. The number of shares of common stock that underlie qualifying warrants that we may sell to fund the payment of deferred interest on the Series A-4 Junior Subordinated Debentures may not exceed 100 million (subject to adjustment).

•	Qualifying non-cumulative preferred stock. The preferred stock issuance cap limits the net proceeds of the issuance of qualifying non-cumulative perpetual preferred stock that we may apply to the payment of deferred interest on the Series A-4 Junior Subordinated Debentures to 25% of the aggregate principal amount of the Series A-4 Junior Subordinated Debentures issued.

We may increase the maximum share number or the maximum warrant number without your consent, but we may not increase the preferred stock issuance cap. These restrictions may prevent us from issuing sufficient shares of common stock, qualifying warrants or qualifying non-cumulative preferred stock for the purpose of paying all deferred interest on the Series A-4 Junior Subordinated Debentures.

The occurrence of a market disruption event may prevent or delay a sale of common stock, qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the Series A-4 Junior Subordinated Debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue common stock, qualifying warrants or qualifying non-cumulative preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our common stock, qualifying warrants or qualifying non-cumulative preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. To the extent we do not sell sufficient common stock, qualifying warrants or qualifying non-cumulative preferred stock to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest on the Series A-4 Junior Subordinated Debentures, even if we have cash available from other sources. In addition, the outstanding parity securities have comparable provisions with respect to the payment of deferred interest. Accordingly, if these securities are outstanding during a deferral period, we will be required to pay deferred interest on them on a pro rata basis with the Series A-4 Junior Subordinated Debentures if we are unable to sell sufficient shares of common stock, qualifying warrants and qualifying non-cumulative preferred stock to pay the deferred interest on all series in full. See “Description of Terms of the Series A-4 Junior Subordinated Debentures—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events” for a more detailed explanation of the alternative payment mechanism.

The junior debt indenture limits our obligation to raise proceeds from the sale of common stock and qualifying warrants to pay deferred interest during the first 20 consecutive quarterly interest periods of a deferral period.

The junior debt indenture limits our obligation to raise proceeds from the sale of common stock and qualifying warrants to pay deferred interest during the first 20 consecutive quarterly interest periods of any deferral period to an amount we refer to as the “stock and warrant issuance cap.” This cap provides that, during the first 20 consecutive quarterly interest periods of any deferral period, in order to pay deferred interest, we are not required to issue shares of common stock or qualifying warrants to purchase a number of shares of our common stock in excess of an aggregate of 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements. Once we reach the stock and warrant issuance cap for a deferral period, we will not be obligated to sell common stock or qualifying warrants to pay deferred interest relating to such deferral period until the conclusion of 20 consecutive quarterly interest periods of such deferral period.

Deferral of interest payments will have negative United States federal income tax consequences and is likely to adversely affect the market price of the Series A-4 Junior Subordinated Debentures.

If we defer interest payments on the Series A-4 Junior Subordinated Debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes with respect to the deferred interest on the Series A-4 Junior Subordinated Debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income” and “—Original Issue Discount” for a further discussion of the tax consequences of a deferral.

If we exercise our right to defer interest, the market price of the Series A-4 Junior Subordinated Debentures is likely to be adversely affected. As a result of the existence of our deferral right, the market price of the Series A-4 Junior Subordinated Debentures may be more volatile than the market prices of other securities that are not subject to optional deferrals.

We may redeem the Series A-4 Junior Subordinated Debentures before June   , 2012 if there is a challenge to their tax characterization or the rating agency equity credit we receive for the Series A-4 Junior Subordinated Debentures is reduced.

We may redeem all, but not less than all, of the Series A-4 Junior Subordinated Debentures before June   , 2012 if certain changes occur relating to the tax treatment of the Series A-4 Junior Subordinated Debentures or the rating agency equity credit accorded to the Series A-4 Junior Subordinated Debentures.

The redemption price prior to June   , 2012 will equal 100% of the principal amount of the Series A-4 Junior Subordinated Debentures plus accrued and unpaid interest to the date of redemption in the case of a redemption after a tax event and a make-whole redemption price in the case of a redemption after a rating agency event. An Internal Revenue Service pronouncement or threatened challenge affecting the tax treatment of the Series A-4 Junior Subordinated Debentures could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the Series A-4 Junior Subordinated Debentures could occur at any time. See “Description of Terms of the Series A-4 Junior Subordinated Debentures—Early Redemption” for a further description of these events and the method of determining the make-whole redemption price.

Your claims in bankruptcy, insolvency and receivership to receive payment in respect of deferred interest may be limited.

In the event of our bankruptcy, insolvency or receivership, a holder of Series A-4 Junior Subordinated Debentures will have a claim for deferred and unpaid interest (including compounded interest thereon) only to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the deferral period for which interest has not been paid. Because we are permitted to defer interest payments for up to 40 consecutive quarterly interest periods without an event of default, claims may be extinguished in respect of interest accrued (and compounded) during as many as 32 quarterly interest periods.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, the source for our payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the Series A-4 Junior Subordinated Debentures on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions will not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the junior debt indenture. See “Description of Terms of the Series A-4 Junior Subordinated Debentures—Events of Default—Remedies if an Event of Default Occurs” for a description of the limited remedies of holders of the Series A-4 Junior Subordinated Debentures.

Changes in demand for Series A-4 Junior Subordinated Debentures could adversely affect their market price.

The Series A-4 Junior Subordinated Debentures are unlike traditional subordinated debt securities in that interest may be deferred for up to 40 consecutive quarterly interest periods, holders have limited remedies and our obligation to repay the principal amount of the Series A-4 Junior Subordinated Debentures prior to June   , 2077 is subject to conditions. Investor demand for securities with the characteristics of the Series A-4 Junior Subordinated Debentures may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the Series A-4 Junior Subordinated Debentures that you purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a significant discount to the price that you paid.

The trading market for the Series A-4 Junior Subordinated Debentures may be limited.

We will apply to list the Series A-4 Junior Subordinated Debentures on the New York Stock Exchange. Trading is expected to commence within 30 days after the Series A-4 Junior Subordinated Debentures are first issued. The underwriters for this offering have advised us that they intend to make a market in the Series A-4 Junior Subordinated Debentures after the offering is completed. However, the underwriters are not obligated to do so and may discontinue market making at any time. Therefore, no assurance can be given as to the liquidity of, or trading markets for, the Series A-4 Junior Subordinated Debentures.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses that we will pay, are estimated to be $      million, or $      million if the underwriters exercise their over-allotment option in full. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of shares of our common stock.

DESCRIPTION OF TERMS OF THE SERIES A-4 JUNIOR SUBORDINATED DEBENTURES

We have summarized below certain terms of the     % Series A-4 Junior Subordinated Debentures, which we refer to in this prospectus supplement as the “Series A-4 Junior Subordinated Debentures.” This summary supplements and amends the general description of the junior subordinated debentures contained in the accompanying prospectus. Any information regarding the Series A-4 Junior Subordinated Debentures contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should refer to the junior debt indenture, which has been filed as an exhibit to the registration statement, and the fourth supplemental indenture, a copy of which is available from us upon request and will be filed on a Current Report on Form 8-K. References herein to the “junior debt indenture” are to the junior subordinated indenture, as supplemented by the fourth supplemental indenture. The Bank of New York will act as indenture trustee under the junior debt indenture.

The Series A-4 Junior Subordinated Debentures will be a series of “junior subordinated debentures” under the junior debt indenture, as described herein and in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our senior debt, as defined below under “—Subordination,” and pari passu with the outstanding parity securities.

Interest Rate and Interest Payment Dates

The Series A-4 Junior Subordinated Debentures will bear interest from and including June   , 2007 to but excluding the scheduled maturity date at the annual rate of     %, payable quarterly in arrears on March   , June   , September    and December    of each year, beginning on September   , 2007. The Series A-4 Junior Subordinated Debentures will bear interest from and including the scheduled maturity date at a rate equal to three-month LIBOR plus     %, payable quarterly in arrears on March   , June   , September    and December    of each year, beginning on September   , 2047. We refer to these dates as “interest payment dates” and we refer to the period beginning on and including June   , 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to the scheduled maturity date will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any interest period commencing on or after the scheduled maturity date, will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any interest payment date on or before the scheduled maturity date would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date after the scheduled maturity date would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day; however, if the postponement would cause the day to fall in the next calendar month, the interest payment date will instead be brought forward to the immediately preceding business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

Interest is payable on each interest payment date to the person in whose name a Series A-4 Junior Subordinated Debenture is registered at the close of business on the business day next preceding that interest payment date or, in the event the Series A-4 Junior Subordinated Debentures cease to be held in book-entry form, at the close of business on the date fifteen days prior to that interest payment date, whether or not a business day.

For the purposes of calculating interest due on the Series A-4 Junior Subordinated Debentures after the scheduled maturity date:

•	“Three-month LIBOR” means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on Reuters Screen LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that interest period, in an amount that, in the calculation agent’s judgment, is representative of a single transaction in that market at that time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in an amount that, in the calculation agent’s judgment, is representative of a single transaction in that market at that time. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on the scheduled maturity date, three-month LIBOR will be %.

•	“Calculation agent” means AIG Financial Products Corp., or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which dealings in dollars are transacted in the London interbank market.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant interest period.

•	“Reuters Screen LIBOR01” means the display designated on Reuters Screen LIBOR01, Inc. or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the calculation agent.

All percentages resulting from any calculation of three-month LIBOR will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (for example, 9.876541% (or .09876541) would be rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) would be rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or more being rounded upward. The establishment of three-month LIBOR for each interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

In determining three-month LIBOR during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market. Those reference banks and dealers may include the calculation agent itself and our other affiliates.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the Series A-4 Junior Subordinated Debentures for up to 40 consecutive quarterly interest periods. We may defer payment of interest prior to, on

or after the scheduled maturity date. We may not defer interest beyond June   , 2077 or the earlier redemption date of any Series A-4 Junior Subordinated Debentures being redeemed. We currently do not intend to exercise our option to defer interest on the Series A-4 Junior Subordinated Debentures.

Deferred interest on the Series A-4 Junior Subordinated Debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the conclusion of 40 consecutive quarterly interest periods following that interest payment date and (ii) the next interest payment date on which we have paid all accrued and previously unpaid interest on the Series A-4 Junior Subordinated Debentures.

We have agreed in the junior debt indenture that:

•	immediately following the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period or, if earlier, the first interest payment date during the deferral period on which we elect to pay current interest, we will be required to use commercially reasonable efforts to sell “common stock,” “qualifying warrants” and “qualifying non-cumulative preferred stock” pursuant to the alternative payment mechanism, unless we have delivered notice of a “market disruption event,” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest on the Series A-4 Junior Subordinated Debentures (and compounded interest thereon) prior to the final maturity date from any source other than eligible proceeds, unless otherwise required by an applicable regulatory authority, the deferral period is terminated on the interest payment date following certain business combinations described below or an event of default has occurred and is continuing.

We may pay current interest at all times from any available funds.

If we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then the foregoing rules will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination. “Continuing director” means a director who was a director of AIG at the time the definitive agreement relating to the transaction was approved by the AIG board of directors.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the junior debt indenture, it will not constitute an event of default under the junior debt indenture or give rise to a right of acceleration or similar remedy.

We will give the holders of the Series A-4 Junior Subordinated Debentures and the indenture trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. A failure to pay interest will not give rise to an event of default unless we fail to pay interest, including compounded interest, in full for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period.

If we have paid all deferred interest on the Series A-4 Junior Subordinated Debentures, we can again defer interest payments on the Series A-4 Junior Subordinated Debentures as described above. The junior debt indenture does not limit the number or frequency of interest deferral periods.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We have agreed that, so long as any Series A-4 Junior Subordinated Debentures remain outstanding, if an event of default has occurred and is continuing or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with, or junior to, the Series A-4 Junior Subordinated Debentures; or

•	make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks pari passu with, or junior in interest to, the Series A-4 Junior Subordinated Debentures.

The restrictions listed above do not apply to:

•	purchases, redemptions or other acquisitions of shares of our capital stock in connection with:

•	any employment benefit plan or other compensatory contract or arrangement; or the Assurance Agreement, dated as of June 27, 2005, by AIG in favor of eligible employees and relating to specified obligations of Starr International Company, Inc. (as such agreement may be amended, supplemented, extended, modified or replaced from time to time); or

•	a dividend reinvestment, stock purchase plan or other similar plan;

•	any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock; or

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, equity securities or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

•	any dividend in the form of equity securities, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such equity securities; or

•	any payment during a deferral period of current or deferred interest in respect of pari passu securities that is made pro rata to the amounts due on pari passu securities and the Series A-4 Junior Subordinated Debentures, provided that such payments are made in accordance with the last paragraph under “Description of Terms of the Series A-4 Junior Subordinated Debentures—Alternative Payment Mechanism—Remedies and Market Disruptions” to the extent that it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The outstanding parity securities constitute pari passu securities and will require AIG to make interest payments on these securities while interest is being deferred on the Series A-4 Junior Subordinated Debentures only pursuant to an alternative payment mechanism substantially the same as the alternative payment mechanism for the Series A-4 Junior Subordinated Debentures; or

•	any payment of principal in respect of pari passu securities having an earlier scheduled maturity date than the Series A-4 Junior Subordinated Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “—Repayment of Principal,” or any such payment in respect of pari passu securities having the same scheduled maturity date as the Series A-4 Junior Subordinated Debentures that is made on a pro rata basis among one or more series of such securities and the Series A-4 Junior Subordinated Debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period lasts longer than one year, neither we nor any of our subsidiaries will be permitted to purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the surviving or resulting entity’s board of directors, then the one-year restriction on repurchases described in the previous sentence will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Obligations and Limitations Applicable to All Deferral Periods

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in “—Market Disruption Events” below, if we defer interest on the Series A-4 Junior Subordinated Debentures, we will be required, commencing not later than (i) the business day following the conclusion of 20 consecutive quarterly interest periods following the commencement of the deferral period or (ii) if earlier, the first interest payment date on which we elect to pay current interest, to issue “APM qualifying securities,” as defined below, subject to the limits described below, until we have raised an amount of “eligible proceeds,” as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest on the Series A-4 Junior Subordinated Debentures. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the Series A-4 Junior Subordinated Debentures.

“Eligible proceeds,” for each relevant interest payment date, means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that AIG has received during the 180 days prior to the related interest payment date from the issuance of APM qualifying securities to persons that are not subsidiaries of AIG.

“APM qualifying securities” means common stock, qualifying warrants and qualifying non-cumulative preferred stock.

“Common stock,” under the alternative payment mechanism, means shares of AIG common stock, including treasury stock and shares of common stock sold pursuant to AIG’s dividend reinvestment plan and employee benefit plans, up to the “maximum share number,” as defined below.

“Qualifying warrants” means net share settled warrants to purchase shares of common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of their date of pricing;

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances; and

•	do not entitle the holders thereof to purchase a number of shares of our common stock in excess of the then applicable “maximum warrant number,” as defined below.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of pricing of the warrants. The “current stock market price” of our common stock on any date is the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” will be the average of the midpoint of the bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Qualifying non-cumulative preferred stock” means our non-cumulative perpetual preferred stock that (i) contains no remedies other than “permitted remedies” and (ii)(a) is redeemable, but is subject to “intent-based replacement disclosure,” as such terms are defined under “Replacement Capital Covenant” below, and has a provision that prohibits AIG from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Series A-4 Junior Subordinated Debentures. We are not permitted to issue qualifying non-cumulative preferred stock for the purpose of paying deferred interest to the extent the net proceeds of such issuance applied to pay interest on the Series A-4 Junior Subordinated Debentures pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying non-cumulative preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the Series A-4 Junior Subordinated Debentures initially issued (including any Series A-4 Junior Subordinated Debentures that may be issued pursuant to the underwriters’ overallotment option) under the junior debt indenture (the “preferred stock issuance cap”).

The “maximum share number” will initially equal 100 million and the “maximum warrant number” will initially equal 100 million. If the number of issued and outstanding shares of our common stock is changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number and the maximum warrant number will be correspondingly adjusted. We may, at our discretion and without the consent of the holders of the Series A-4 Junior Subordinated Debentures, increase the maximum share number or the maximum warrant number or both (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient common stock and/or qualifying warrants to pay deferred interest on the Series A-4 Junior Subordinated Debentures.

Additional Limitations Applicable to the First 20 Consecutive Quarterly Interest Periods of Any Deferral Period

We may become subject to the alternative payment mechanism prior to the conclusion of 20 consecutive quarterly interest periods following the commencement of a deferral period if we elect to pay current interest prior to such date. In such event, we are not required to issue shares of common stock or qualifying warrants under the alternative payment mechanism for the purpose of paying deferred interest during the first 20 consecutive quarterly interest periods of that deferral period to the extent the number of shares of common stock issued and the number of shares of common stock subject to such qualifying warrants, together with the number of shares of common stock previously issued and the number of shares of common stock subject to qualifying warrants previously issued during such deferral period to pay interest on the Series A-4 Junior Subordinated Debentures pursuant to the alternative payment mechanism would, in the aggregate, exceed 2% of the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “stock and warrant issuance cap”).

Once we reach the stock and warrant issuance cap for a deferral period, we will not be required to issue more shares of common stock or qualifying warrants under the alternative payment mechanism during the first 20 consecutive quarterly interest periods of such deferral period even if the stock and warrant issuance cap subsequently increases because of a subsequent increase in the number of outstanding shares of our common stock. The stock and warrant issuance cap will cease to apply after the conclusion of 20 consecutive quarterly interest periods following the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the limitations described under “—Obligations and Limitations Applicable to All Deferral Periods” above and any market disruption event. In addition, if the stock and warrant issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the stock and warrant issuance cap will cease to apply at the termination of such deferral period, reset to zero and will not apply again unless and until we start a new deferral period. The preferred stock issuance cap, however, does not reset to zero even if we pay all deferred interest, and the net proceeds from sales of qualifying non-cumulative preferred stock applied pursuant to the alternative payment mechanism during such deferral period and all prior deferral periods cumulate as qualifying non-cumulative preferred stock is issued to pay deferred interest.

Remedies and Market Disruptions

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach a covenant under the junior debt indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the Series A-4 Junior Subordinated Debentures will be limited in these circumstances as described under “Risk Factors—Holders have limited rights of acceleration.”

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, and you will be entitled to receive your pro rata share of any amounts so paid. If, in addition to the Series A-4 Junior Subordinated Debentures, other pari passu securities (including the outstanding parity securities) are outstanding under which we are obligated to sell common stock, qualifying warrants or qualifying non-cumulative preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the Series A-4 Junior Subordinated Debentures and those other pari passu securities on a pro rata basis up to, in the case of common stock, the stock and warrant issuance cap and the maximum share number, in the case of qualifying warrants, the stock and warrant issuance cap and the maximum warrant number and, in the case of qualifying non-cumulative preferred stock, the preferred stock issuance cap (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the Series A-4 Junior Subordinated Debentures and such pari passu securities. The Series A-4 Junior Subordinated Debentures and the outstanding parity securities all permit pro rata payments to be made on any other series so long as we deposit with our paying agent or segregate and hold in trust for payment the pro rata proceeds applicable to such series that we have not paid.

Market Disruption Events

A “market disruption event” means, for purposes of sales of APM qualifying securities pursuant to the alternative payment mechanism or sales of qualifying capital securities pursuant to “—Repayment of

Principal” below, as applicable (collectively, the “permitted securities”), the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally (or in our shares specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our capital stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant regulatory body or governmental agency having jurisdiction that materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, permitted securities;

•	we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue permitted securities and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of permitted securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading, provided that (1) one or more events described under this bullet point shall not constitute a market disruption event with respect to a period of more than 90 days in any 180-day period and (2) multiple suspension periods contemplated by this bullet point shall not exceed an aggregate of 180 days in any 360-day period;

•	we reasonably believe that the offering document for the offer and the sale of permitted securities would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those referred to in the immediately preceding bullet point) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that (1) one or more events described under this bullet point shall not constitute a market disruption event with respect to a period of more than 90 days in any 180-day period and (2) multiple suspension periods contemplated by this bullet point shall not exceed an aggregate of 180 days in any 360-day period;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States that results in a material disruption of any of the markets on which our permitted securities are trading;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our capital stock has been materially disrupted; or

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, that materially disrupts the capital markets such as to make it, in our judgment, impracticable or inadvisable to proceed with the offer and sale of the permitted securities.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Series A-4 Junior Subordinated Debentures) no more than 30 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event occurred after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism or our obligations in connection with the repayment of principal described under “—Repayment of Principal” below if we determine not to pursue or complete the sale of permitted securities due to pricing, dividend rate or dilution considerations.

Repayment of Principal

We must repay the principal amount of the Series A-4 Junior Subordinated Debentures, together with accrued and unpaid interest, on June   , 2047, or if that date is not a business day, the next business day (“scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date is limited. We are required to repay the Series A-4 Junior Subordinated Debentures on the scheduled maturity date only to the extent of the “applicable percentage” of the net proceeds we have received from the issuance of “qualifying capital securities,” as these terms are defined under “Replacement Capital Covenant,” that we have sold during a 180-day period ending on a notice date not more than 30 or less than 10 business days prior to such date. If we have not sold sufficient qualifying capital securities to permit repayment of all principal and accrued and unpaid interest on the Series A-4 Junior Subordinated Debentures on the scheduled maturity date, the unpaid amount will remain outstanding from interest payment date to interest payment date until we have raised sufficient proceeds to permit repayment in full in accordance with this obligation, an event of default which results in acceleration of the Series A-4 Junior Subordinated Debentures occurs or the final maturity date on June   , 2077.

We agree in the junior debt indenture to use our commercially reasonable efforts (except as described below) to sell sufficient qualifying capital securities in a 180-day period ending on a notice date not more than 30 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Series A-4 Junior Subordinated Debentures in full on this date in accordance with the above requirement. We further agree in the junior debt indenture that if we are unable for any reason to sell sufficient qualifying capital securities to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to sell sufficient qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter until the Series A-4 Junior Subordinated Debentures are repaid in full or redeemed, an event of default resulting in their acceleration occurs or the final maturity date occurs. Our failure to use our commercially reasonable efforts to sell a sufficient amount of qualifying capital securities would be a breach of covenant under the junior debt indenture; however, such breach will not be an event of default thereunder. See “Risk Factors—Holders have limited rights of acceleration.”

We are not required under the junior debt indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation.

We will give to DTC a notice of repayment at least 10 but not more than 15 days before the scheduled repayment date. If any Series A-4 Junior Subordinated Debentures are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as “replacement capital securities,” as described under “Replacement Capital Covenant” below, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the Series A-4 Junior Subordinated Debentures. With respect to qualifying capital securities, on the other hand, we have agreed in the junior debt indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Series A-4 Junior Subordinated Debentures is permitted, except with the consent of holders of a majority by principal amount of the Series A-4 Junior Subordinated Debentures.

Any principal amount of the Series A-4 Junior Subordinated Debentures, together with accrued and unpaid interest, will be due and payable on June   , 2077 (or, if this day is not a business day, the following business day), which is the final maturity date for the Series A-4 Junior Subordinated Debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time. At that time, we may repay the Series A-4 Junior Subordinated Debentures with any monies available to us. However, if we repay the Series A-4 Junior Subordinated Debentures when any deferred interest remains unpaid, the unpaid deferred interest (including compounded interest thereon) may only be paid pursuant to the alternative payment mechanism described above under “—Alternative Payment Mechanism.”

Any unpaid amounts on the Series A-4 Junior Subordinated Debentures that remain outstanding beyond the scheduled maturity date will continue to bear interest at a rate equal to three-month LIBOR plus     % and we will continue to pay quarterly interest on the Series A-4 Junior Subordinated Debentures after the scheduled maturity date, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” above.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the junior debt indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the Series A-4 Junior Subordinated Debentures if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of Series A-4 Junior Subordinated Debentures) no more than 30 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing at any time during the period commencing 180 days prior to the date on which certification is provided or, in the case of any required repayment date after the scheduled maturity date, commencing on the immediately preceding interest payment date and ending on the business day immediately preceding the date on which the certification is provided; and

•	either (a) the market disruption event continued for the entire 180-day period or the period since the most recent interest payment date, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Series A-4 Junior Subordinated Debentures in full.

Payments in respect of the Series A-4 Junior Subordinated Debentures on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to current interest and, third, to repay the principal of the Series A-4 Junior Subordinated Debentures; provided that if we are obligated to sell qualifying capital securities and repay any outstanding pari passu securities in addition to the Series A-4 Junior Subordinated Debentures, then on any date and for any period such payments shall be applied:

•	first, to the outstanding parity securities and any other pari passu securities having an earlier scheduled maturity date than the Series A-4 Junior Subordinated Debentures, until the principal of and all accrued and unpaid interest on those securities has been paid in full; and

•	second, to the Series A-4 Junior Subordinated Debentures and any other pari passu securities having the same scheduled maturity date as the Series A-4 Junior Subordinated Debentures pro rata in accordance with their respective outstanding principal amounts.

None of such payments shall be applied to any other pari passu securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Series A-4 Junior Subordinated Debentures has been paid in full (except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism—Remedies and Market Disruptions” above). If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or three-month period, we will not be required to repay any Series A-4 Junior Subordinated Debentures on the scheduled maturity date or the next quarterly interest payment date, as applicable, but we will repay the applicable principal amount of Series A-4 Junior Subordinated Debentures on the next quarterly interest payment date as of which we have sold at least $5 million in qualifying capital securities.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The junior debt indenture provides that a holder of Series A-4 Junior Subordinated Debentures, by that holder’s acceptance of the Series A-4 Junior Subordinated Debentures, agrees that in the event of our bankruptcy, insolvency or receivership prior to the redemption or repayment of such holder’s Series A-4 Junior Subordinated Debentures, that holder of Series A-4 Junior Subordinated Debentures will only have a claim for deferred and unpaid interest (including compounded interest thereon) to the extent such interest (including compounded interest thereon) relates to the earliest two years of the portion of the deferral period for which interest has not been paid. See “Risk Factors—Your claims in bankruptcy, insolvency and receivership to receive payment in respect of deferred interest may be limited,” for a further discussion of this limitation of rights.

Early Redemption

The Series A-4 Junior Subordinated Debentures:

•	are redeemable, in whole or in part, at our option on any interest payment date on or after June , 2012, at 100% of their principal amount plus accrued and unpaid interest to the date of redemption;

•	are redeemable, in whole but not in part, at our option at any time prior to June , 2012 upon the occurrence of a “tax event,” at 100% of their principal amount plus accrued and unpaid interest to the date of redemption;

•	are redeemable, in whole but not in part, at our option at any time prior to June , 2012 upon the occurrence of a “rating agency event,” at a make-whole redemption price described below; and

•	are not subject to any sinking fund, a holder’s right to require us to purchase such holder’s Series A-4 Junior Subordinated Debentures or similar provisions;

provided that any redemption of Series A-4 Junior Subordinated Debentures will be subject to the restrictions described under “Replacement Capital Covenant” below.

In the case of a redemption prior to June   , 2012 upon the occurrence of a “rating agency event,” the make-whole redemption price will be equal to:

•	100% of the principal amount of the Series A-4 Junior Subordinated Debentures; or

•	as determined by the calculation agent, if greater, the sum of the present values of the remaining scheduled payments of principal (assuming for this purpose that the Series A-4 Junior Subordinated Debentures are to be redeemed at their principal amount on June , 2012) discounted from June , 2012, and interest thereon that would have been payable to and including June , 2012 (not including any portion of any payment of interest accrued to the redemption date) discounted from the relevant interest payment date to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus %;

plus, in either case, accrued interest on the Series A-4 Junior Subordinated Debentures to the date of redemption.

If we redeem or repay the Series A-4 Junior Subordinated Debentures when any deferred interest remains unpaid, the unpaid deferred interest (including compounded interest thereon) may only be paid pursuant to the alternative payment mechanism, as described under “—Alternative Payment Mechanism.”

The definitions of certain terms used in the second preceding paragraph above are listed below.

“Adjusted treasury rate” means, with respect to any redemption date, the rate per annum equal to the quarterly equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the U.S. Treasury security selected by an independent investment bank selected by the calculation agent as having a maturity comparable to the term remaining from the redemption date to June   , 2012 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

“Comparable treasury price” means, with respect to any redemption date, the average of the “reference treasury dealer quotations” for such redemption date.

“Reference treasury dealer” means:

•	Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors; provided that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer; and

•	any other primary treasury dealer selected by the calculation agent after consultation with us.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the calculation agent, of the bid and ask prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent by that reference treasury dealer at 5:00 p.m. on the third business day preceding such redemption date.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the date of this prospectus supplement;

•	proposed change in those laws or regulations that is announced after the date of this prospectus supplement;

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date of this prospectus supplement; or

•	threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Series A-4 Junior Subordinated Debentures;

there is more than an insubstantial risk that interest payable by us on the Series A-4 Junior Subordinated Debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

For purposes of the above, a “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A-4 Junior Subordinated Debentures, which amendment, clarification or change results in:

•	the shortening of the length of time the Series A-4 Junior Subordinated Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the Series A-4 Junior Subordinated Debentures, or

•	the lowering of the equity credit (including up to a lesser amount) assigned to the Series A-4 Junior Subordinated Debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the Series A-4 Junior Subordinated Debentures.

If less than all of the Series A-4 Junior Subordinated Debentures are to be redeemed at any time, selection of Series A-4 Junior Subordinated Debentures for redemption will be made by the indenture trustee on a pro rata basis, by lot or by such method as the indenture trustee deems fair and appropriate.

We will give to DTC a notice of redemption at least 10 but not more than 60 days before the redemption date. If any Series A-4 Junior Subordinated Debentures are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Series A-4 Junior Subordinated Debenture in principal amount equal to the unredeemed portion thereof will be issued and delivered to the indenture trustee, or its nominee, or, in the case of Series A-4 Junior Subordinated Debentures in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original Series A-4 Junior Subordinated Debenture.

Events of Default

The following events are “events of default” with respect to the Series A-4 Junior Subordinated Debentures:

•	default in the payment of interest, including compounded interest, in full on any Series A-4 Junior Subordinated Debenture for a period of 30 days after the conclusion of 40 consecutive quarterly interest periods following the commencement of any deferral period; or

•	default in the payment of the principal on any Series A-4 Junior Subordinated Debenture at the final maturity date or upon a call for redemption; or

•	certain events of bankruptcy, insolvency and reorganization involving AIG.

Remedies If an Event of Default Occurs

All remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions described below under “—Subordination.” If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so that a prudent person would use in that situation in conducting his or her own affairs. If an event of default of the type described in the first bullet point in the definition of that term has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the Series A-4 Junior Subordinated Debentures may declare the entire principal amount of all the then outstanding Series A-4 Junior Subordinated Debentures to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default described in the third bullet point in the definition has occurred, the principal amount of all then outstanding Series A-4 Junior Subordinated Debentures will immediately become due and payable. In the case of any other default or breach of the junior debt indenture by AIG, including an event of default under the second bullet point in the definition of that term, there is no right to declare the principal amount of the Series A-4 Junior Subordinated Debentures immediately due and payable.

The holders of a majority in aggregate outstanding principal amount of Series A-4 Junior Subordinated Debentures may, on behalf of the holders of all the Series A-4 Junior Subordinated Debentures, waive any default or event of default, except an event of default under the second or third bullet point above or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding Series A-4 Junior Subordinated Debenture.

Except in cases of an event of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the indenture trustee is provided, the holders of a majority in principal amount of the outstanding Series A-4 Junior Subordinated Debentures may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the Series A-4 Junior Subordinated Debentures.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests under the junior debt indenture, the following must occur:

•	a holder of the Series A-4 Junior Subordinated Debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•	the holders of 25% in principal amount of all Series A-4 Junior Subordinated Debentures must make a written request that the indenture trustee take action because of the default, and they must offer reasonable indemnity to the indenture trustee against the cost, expenses and liabilities of taking that action; and

•	the indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the junior debt indenture, or else specifying any default.

Subordination

Holders of the Series A-4 Junior Subordinated Debentures should recognize that contractual provisions in the junior debt indenture may prohibit us from making payments on the Series A-4 Junior Subordinated Debentures. The Series A-4 Junior Subordinated Debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior debt, as defined in the junior debt indenture.

The junior debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, us:

•	for borrowed money;

•	evidenced by bonds, debentures, notes or other similar instruments; and

•	that represent obligations to policyholders of insurance or investment contracts,

in each case, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt will also include any subordinated or junior subordinated debt that by its terms is not expressly pari passu or subordinated to the Series A-4 Junior Subordinated Debentures; all guarantees of securities issued by any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle; and intercompany debt. The Series A-4 Junior Subordinated Debentures will rank pari passu with the outstanding parity securities. The junior debt indenture does not restrict or limit in any way our ability to incur senior debt. As of March 31, 2007, we had approximately $96.5 billion of outstanding senior debt.

Senior debt excludes:

•	trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	any indebtedness, guarantee or other obligation that is specifically designated as being subordinate, or not superior, in right of payment to the Series A-4 Junior Subordinated Debentures (including the outstanding parity securities).

The junior debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made with respect to any Series A-4 Junior Subordinated Debentures in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	any event of default with respect to any senior debt for borrowed money having at the relevant time an aggregate outstanding principal amount of at least $100 million has occurred and is continuing and has been accelerated (unless the event of default has been cured or waived or ceased to exist and such acceleration has been rescinded); or

•	in the event the Series A-4 Junior Subordinated Debentures have been declared due and payable prior to June , 2077.

If the indenture trustee under the junior debt indenture or any holders of the Series A-4 Junior Subordinated Debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior debt.

The subordination provisions do not prevent the occurrence of an event of default. This means that the indenture trustee under the junior debt indenture and the holders of the Series A-4 Junior Subordinated Debentures can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance

Until the scheduled maturity date, the Series A-4 Junior Subordinated Debentures will be subject to the provisions described in the accompanying prospectus under “Description of Junior Subordinated Debentures—Defeasance,” subject to compliance with the replacement capital covenant.

Form, Exchange and Transfer

The Series A-4 Junior Subordinated Debentures will be issued in fully registered form and in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Since the Series A-4 Junior Subordinated Debentures will be issued as a global security, only DTC, as the depositary, will be entitled to transfer and exchange the global security as described in this subsection, since the depositary, or its nominee Cede & Co., will be the sole holder of that global security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their Series A-4 Junior Subordinated Debentures broken into more Series A-4 Junior Subordinated Debentures of smaller denominations of not less than $25 or combined into fewer Series A-4 Junior Subordinated Debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to the restrictions relating to Series A-4 Junior Subordinated Debentures represented by global securities, holders may exchange or transfer Series A-4 Junior Subordinated Debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated Series A-4 Junior Subordinated Debentures at that office. The indenture trustee acts as our agent for registering Series A-4 Junior Subordinated Debentures in the names of holders and transferring Series A-4 Junior Subordinated Debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee’s agent may require an indemnity before replacing any Series A-4 Junior Subordinated Debentures.

Holders will not be required to pay a service charge to transfer or exchange Series A-4 Junior Subordinated Debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange Series A-4 Junior Subordinated Debentures during the period beginning at the opening of business 15 days before the day of selection for redemption of Series A-4 Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any Series A-4 Junior Subordinated Debentures so selected for redemption, except, in the case of any Series A-4 Junior Subordinated Debentures being redeemed in part, any portion thereof not being redeemed.

Payment and Paying Agents

The paying agent for the Series A-4 Junior Subordinated Debentures will initially be the indenture trustee.

Notices

We and the indenture trustee will send notices regarding the Series A-4 Junior Subordinated Debentures only to holders, using their addresses as listed in the indenture trustee’s records.

Further Issues

We have the right to issue additional Series A-4 Junior Subordinated Debentures in the future, provided that the total principal amount of Series A-4 Junior Subordinated Debentures outstanding may not exceed $      and any further issues must be fungible for United States federal income tax purposes. Any such additional Series A-4 Junior Subordinated Debentures will have the same terms as the Series A-4 Junior Subordinated Debentures being offered by this prospectus supplement but may be offered at a different offering price and accrue interest from a different date than the Series A-4 Junior Subordinated Debentures being offered hereby. If issued, any such additional Series A-4 Junior Subordinated Debentures will become part of the same series as the Series A-4 Junior Subordinated Debentures being offered hereby.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to Series A-4 Junior Subordinated Debentures for so long as they remain issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of Series A-4 Junior Subordinated Debentures. Then, we describe special provisions that apply to Series A-4 Junior Subordinated Debentures.

Who is the Legal Owner of a Registered Security?

The Series A-4 Junior Subordinated Debentures will be represented initially by one or more global securities. We refer to those who have securities registered in their own names, on the books that we or the indenture trustee maintain for this purpose, as the “holders” of those Series A-4 Junior Subordinated Debentures. These persons are the legal holders of the Series A-4 Junior Subordinated Debentures. We refer to those who, indirectly through others, own beneficial interests in Series A-4 Junior Subordinated Debentures that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in Series A-4 Junior Subordinated Debentures issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Since we will initially issue the Series A-4 Junior Subordinated Debentures in book-entry form only, they will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Series A-4 Junior Subordinated Debentures on behalf of themselves or their customers.

Under the junior debt indenture, only the persons in whose name Series A-4 Junior Subordinated Debentures are registered are recognized as the holders of those Series A-4 Junior Subordinated Debentures represented thereby. Consequently, for so long as the Series A-4 Junior Subordinated Debentures are issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the Series A-4 Junior Subordinated Debentures, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Series A-4 Junior Subordinated Debentures.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the Series A-4 Junior Subordinated Debentures are issued in global form, investors will be indirect owners, and not holders, of the Series A-4 Junior Subordinated Debentures.

Street Name Owners

If we terminate an existing global security, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For Series A-4 Junior Subordinated Debentures held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the Series A-4 Junior Subordinated Debentures are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property, to them.

These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Series A-4 Junior Subordinated Debentures in street name will be indirect owners, not holders, of those Series A-4 Junior Subordinated Debentures.

Legal Holders

Our obligations, as well as the obligations of the indenture trustee under the junior debt indenture and the obligations, if any, of any third parties employed by us or any agents of theirs, run only to the holders of the Series A-4 Junior Subordinated Debentures. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a Series A-4 Junior Subordinated Debenture or has no choice because we are issuing the Series A-4 Junior Subordinated Debentures only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the junior debt indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the junior debt indenture—we would seek the approval only from the holders, and not the indirect owners, of the Series A-4 Junior Subordinated Debentures. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus supplement, we mean all purchasers of the Series A-4 Junior Subordinated Debentures being offered by this prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your Series A-4 Junior Subordinated Debentures” in this prospectus supplement, we mean the Series A-4 Junior Subordinated Debentures in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold Series A-4 Junior Subordinated Debentures through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles Series A-4 Junior Subordinated Debentures payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the Series A-4 Junior Subordinated Debentures if there were an event of default or other event triggering the need for holders to act to protect their interests; and

•	if the Series A-4 Junior Subordinated Debentures are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

We will initially issue the Series A-4 Junior Subordinated Debentures in book-entry form only. The Series A-4 Junior Subordinated Debentures issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary for the Series A-4 Junior Subordinated Debentures will be The Depository Trust Company, New York, New York, which is known as “DTC,” although you may also hold Series A-4 Junior Subordinated Debentures indirectly through the Euroclear System, which is known as “Euroclear” or Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream,” which are participants in DTC’s systems.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under

“—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all Series A-4 Junior Subordinated Debentures represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, so long as the Series A-4 Junior Subordinated Debentures are represented by a global security an investor will not be a holder of the security, but only an indirect owner of an interest in the global security.

The Series A-4 Junior Subordinated Debentures will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the Series A-4 Junior Subordinated Debentures through another book-entry clearing system or decide that the Series A-4 Junior Subordinated Debentures may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of Series A-4 Junior Subordinated Debentures and instead deal only with the depositary that holds the global security.

Since the Series A-4 Junior Subordinated Debentures will be issued initially only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the Series A-4 Junior Subordinated Debentures to be registered in his or her own name, and cannot obtain non-global securities for his or her interest in the Series A-4 Junior Subordinated Debentures, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institutions for payments on Series A-4 Junior Subordinated Debentures and protection of his or her legal rights relating to the Series A-4 Junior Subordinated Debentures, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the Series A-4 Junior Subordinated Debentures to some insurance companies and other institutions that are required by law to own their Series A-4 Junior Subordinated Debentures in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the Series A-4 Junior Subordinated Debentures must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institutions may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the Series A-4 Junior Subordinated Debentures, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the Series A-4 Junior Subordinated Debentures it represented. After that exchange, the choice of whether to hold the Series A-4 Junior Subordinated Debentures directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the indenture trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the Series A-4 Junior Subordinated Debentures and has not been cured or waived.

If a global security is terminated, only the depositary, and not us, is responsible for deciding the names of the institutions in whose names the Series A-4 Junior Subordinated Debentures represented by the global security will be registered and, therefore, who will be the holders of those Series A-4 Junior Subordinated Debentures.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of Series A-4 Junior Subordinated Debentures within the DTC system must be made by or through DTC participants, which will receive a credit for the Series A-4 Junior Subordinated Debentures on DTC’s records. The ownership interest of each actual purchaser of Series A-4 Junior Subordinated Debentures is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Transfers of ownership interests in the Series A-4 Junior Subordinated Debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the Series A-4 Junior Subordinated Debentures. If less than all of the Series A-4 Junior Subordinated Debentures are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed, in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Series A-4 Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy to the indenture trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Series A-4 Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the omnibus proxy).

Interest payments on the Series A-4 Junior Subordinated Debentures will be made by the indenture trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the indenture trustee or us. Payment to DTC is the responsibility of the indenture trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may hold interests in the global security as participants in DTC.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the Series A-4 Junior Subordinated Debentures made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any Series A-4 Junior Subordinated Debentures held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the U.S.

In addition, because of time-zone differences, U.S. investors who hold their interests in the Series A-4 Junior Subordinated Debentures through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request and will be filed by us in a Current Report on Form 8-K. (See “Where You Can Find More Information” in the accompanying prospectus.)

In the replacement capital covenant, we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the Series A-4 Junior Subordinated Debentures that we will not repay, redeem, defease or purchase, and none of our subsidiaries will purchase, all or a part of the Series A-4 Junior Subordinated Debentures prior to June   , 2057, unless the principal amount repaid or defeased, or the applicable redemption or purchase price, does not exceed the sum of:

•	the “applicable percentage” of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of “common stock,” “rights to acquire common stock,” “mandatorily convertible preferred stock,” “debt exchangeable for common equity,” “debt exchangeable for preferred equity” and “qualifying capital securities,” plus

•	the “applicable percentage” of the aggregate market value of any common stock (or rights to acquire common stock) we and our subsidiaries have delivered or issued as consideration for property or assets in an arm’s length transaction or in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any “NRSRO;”

in each case to persons other than AIG and its subsidiaries since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”). The foregoing limitation will not restrict the repayment, redemption or other acquisition of any Series A-4 Junior Subordinated Debentures that we have previously defeased in accordance with the replacement capital covenant. We sometimes refer collectively in this prospectus supplement to common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities as “replacement capital securities.”

“Applicable percentage” means:

•	in the case of any common stock or rights to acquire common stock, (a) 133.33% with respect to any repayment, redemption or purchase prior to June , 2027, (b) 200% with respect to any repayment, redemption or purchase on or after June , 2027 and prior to June , 2047 and (c) 400% with respect to any repayment, redemption or purchase on or after June , 2047;

•	in the case of any mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity or any qualifying capital securities described in clause (i) of the definition of that term, (a) 100% with respect to any repayment, redemption or purchase prior to June , 2047 and (b) 300% with respect to any repayment, redemption or purchase on or after June , 2047;

•	in the case of any qualifying capital securities described in clause (ii) of the definition of that term, (a) 100% with respect to any repayment, redemption or purchase on or after June , 2027 and prior to June , 2047 and (b) 200% with respect to any repayment, redemption or purchase on or after June , 2047; and

•	in the case of any qualifying capital securities described in clause (iii) of the definition of that term, 100%.

“Common stock” means any of our equity securities (including equity securities held as treasury shares) or rights to acquire equity securities that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of AIG (including a security that tracks the performance of, or relates to the results of, a business, unit or division of AIG), and any securities that have no preference in the payment of dividends or amounts payable upon liquidation, dissolution or winding up and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for common equity” means a security or combination of securities that:

•	gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock of AIG that will be settled in three years or less, with the number of shares of common stock of AIG purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of the subordinated debt securities referred to in clause (ii), subject to customary anti-dilution adjustments, and (ii) subordinated debt securities of AIG or one of its subsidiaries that are non-callable prior to the settlement date of the stock purchase contract;

•	provides that the holders directly or indirectly grant AIG a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock of AIG pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the settlement date of the stock purchase contract; and

•	provides for the proceeds raised in the remarketing to be used to purchase common stock of AIG under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by AIG exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders of the debt exchangeable for common equity.

“Debt exchangeable for preferred equity” means a security or combination of securities (which we refer to in this definition as “such securities”) that:

•	gives the holder a beneficial interest in (a) subordinated debt securities of AIG or one of its subsidiaries (which we refer to in this definition as the “issuer”) permitting the issuer to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least seven years without any remedies other than “permitted remedies” and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in “qualifying non-cumulative preferred stock”;

•	provides that the holders directly or indirectly grant to AIG a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase “qualifying non-cumulative preferred stock” pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities of the issuer are remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) AIG’s capital ratios or (b) the dissolution of the issuer of such debt exchangeable for preferred equity;

•	provides for the proceeds raised in the remarketing to be used to purchase “qualifying non-cumulative preferred stock” under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by AIG exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders of the debt exchangeable for preferred equity;

•	includes a qualifying replacement capital covenant that will apply to such securities and to any “qualifying non-cumulative preferred stock” issued pursuant to the stock purchase contracts and provides that such qualifying replacement capital covenant will not include “debt exchangeable for common equity” or “debt exchangeable for preferred equity” as “replacement capital securities”; and

•	after the issuance of such qualifying non-cumulative preferred stock, provides the holder with a beneficial interest in such “qualifying non-cumulative preferred stock.”

“Employee benefit plan” means any written purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive, pension or similar plan or arrangement or any written compensatory contract or arrangement.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Measurement date” means with respect to any repayment, redemption, defeasance or purchase of the Series A-4 Junior Subordinated Debentures (i) on or prior to the scheduled maturity date, the date 180 days prior to delivery of notice of such repayment, defeasance or redemption or the date of such purchase and (ii) after the scheduled maturity date, the date 90 days prior to the date of such repayment, redemption, defeasance or purchase, except that, if during the 90 days (or any shorter period) preceding the date that is 90 days prior to the date of such repayment, redemption, defeasance or purchase, net cash proceeds described above were received but no repayment, redemption, defeasance or purchase was made in connection therewith, the measurement date shall be the date upon which such 90-day (or shorter) period prior to the 90-day period prior to the date such repayment, redemption, defeasance or purchase began.

For example, if we receive proceeds from the issuance of qualifying capital securities before the scheduled maturity date but after we have given the indenture trustee a notice of repayment and we do not redeem or purchase any Series A-4 Junior Subordinated Debentures based on the receipt of these proceeds, the measurement date with respect to the next interest payment date will be the date we received those proceeds (even though it is more than 90 days prior to that interest payment date) and, accordingly, we may count those proceeds in connection with the repayment of the Series A-4 Junior Subordinated Debentures on that interest payment date.

“Measurement period” with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act or any successor provision or, upon adoption, any rule for the registration of nationally recognized statistical rating organizations adopted by the Securities and Exchange Commission.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock or securities exchangeable for or convertible into common stock) that in the determination of AIG’s board of directors (or a duly authorized committee thereof), reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

(i)	in connection with any repayment, redemption or purchase of Series A-4 Junior Subordinated Debentures prior to June , 2027:

•	junior subordinated debt securities and guarantees issued by us or our subsidiaries with respect to trust preferred securities if the junior subordinated debt securities and guarantees (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) are “non-cumulative,” (c) have no maturity or a maturity of at least 60 years and (d) are subject to a “qualifying replacement capital covenant”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c) (i) are “non-cumulative” and subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a “qualifying replacement capital covenant” and (d) have a “mandatory trigger provision” and an “optional deferral provision”;

(ii)	in connection with any repayment, redemption or purchase of Series A-4 Junior Subordinated Debentures on or after June , 2027 and prior to June , 2047:

•	all types of securities that would be “qualifying capital securities” prior to June , 2027;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a “qualifying replacement capital covenant” and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) are “non-cumulative,” (c) have no maturity or a maturity of at least 60 years and (d) are subject to “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and (c) (i) are “non-cumulative” and subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank junior to all of our senior and subordinated debt other than the Series A-4 Junior Subordinated Debentures and the pari passu securities, (b) have a “mandatory trigger provision” and an “optional deferral provision,” and are subject to “intent-based replacement disclosure” and (c) have no maturity or a maturity of at least 60 years;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (1) has no maturity or a maturity of at least 60 years and (2) is subject to a “qualifying replacement capital covenant”; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the Series A-4 Junior Subordinated Debentures or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and (b) either (1) have no maturity or a maturity of at least 40 years and have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

(iii)	in connection with any repayment, redemption or purchase of Series A-4 Junior Subordinated Debentures at any time on or after June , 2047:

•	all of the types of securities that would be “qualifying capital securities” prior to June , 2047;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Series A-4 Junior Subordinated Debentures upon our liquidation, dissolution or winding-up, (b) either (1) have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 30 years and are subject to a “qualifying replacement capital covenant” and (c) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank junior to all of our senior and subordinated debt other than the Series A-4 Junior Subordinated Debentures and any other pari passu securities, (b) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” and (c) have no maturity or a maturity of at least 30 years; or

•	preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

For purposes of the definitions provided above, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities, provisions in the related transaction documents requiring AIG to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which AIG pays current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

•	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) that AIG has received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock”;

•	permit AIG to pay current distributions on any distribution date out of any source of funds but (x) require AIG to pay deferred distributions only out of eligible proceeds and (y) prohibit AIG from paying deferred distributions out of any source of funds other than eligible proceeds, unless otherwise required at the time by any applicable regulatory authority or if an event of default has occurred that results in an acceleration of the principal amount of the relevant securities;

•	if deferral of distributions continues for more than one year, include a “repurchase restriction”;

•	limit the obligation of AIG to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

•	in the case of APM qualifying securities that are common stock or rights to acquire common stock, during the first five years of any deferral period (x) an amount from the issuance thereof pursuant to the alternative payment mechanism equal to 2% of AIG’s most recently published market capitalization or (y) a number of shares of common stock and rights to acquire common stock not in excess of 2% of the number of shares of outstanding common stock set forth in AIG’s most recently published financial statements (the “common cap”); and

•	in the case of APM qualifying securities that are “qualifying non-cumulative perpetual preferred stock,” an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

•	permit AIG, at its option, to impose a limitation on the issuance of APM qualifying securities consisting of common stock and rights to acquire common stock, in each case to a maximum issuance cap to be set at the discretion of AIG and otherwise substantially similar to the “maximum share number” and “maximum warrant number,” respectively, provided that such maximum issuance cap will be subject to AIG’s agreement to use commercially reasonable efforts to increase the maximum issuance cap when reached and (i) simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if AIG cannot increase the maximum issuance cap as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of AIG’s authorized common stock for purposes of satisfying AIG’s obligations to pay deferred distributions;

•	in the case of securities other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•	permit AIG, at its option, to provide that if AIG is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then the first three bullet points will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination. “Continuing director” means a director who was a director of AIG at the time the definitive agreement relating to the transaction was approved by AIG’s board of directors;

provided that:

•	AIG shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, AIG is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, AIG will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” “preferred cap” and any “maximum issuance cap”; and

•	if AIG has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by AIG from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” the “preferred cap” and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means, with respect to an alternative payment mechanism or a mandatory trigger provision, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision, as applicable): common stock or rights to acquire common stock; and qualifying non-cumulative preferred stock; provided that if the “APM qualifying securities” for any alternative payment mechanism or mandatory trigger provision include both common stock and rights to acquire common stock, such alternative payment mechanism or mandatory trigger provision may permit, but need not require, the issuance of rights to acquire common stock.

“Bankruptcy claim limitation provision” means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a mandatory trigger provision, to:

•	in the case of securities having an alternative payment mechanism or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying non-cumulative preferred stock,” 25% of the stated or principal amount of such securities then outstanding; and

•	in the case of any other securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of “qualifying non-cumulative preferred stock” that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the “mandatory trigger provision,” provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of “qualifying non-cumulative preferred stock.”

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings made by the issuer prior to or contemporaneously with the issuance of such securities, that the issuer will repay, redeem, defease or purchase, and will cause its subsidiaries to purchase, such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption, defeasance or purchase that are as or more equity-like than the securities then being repaid, redeemed, defeased or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Mandatory trigger provision” means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:

•	require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of “APM qualifying securities,” within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale at least equal the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock or rights to acquire common stock the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the “common cap,” and (ii) the amount of “qualifying non-cumulative preferred stock” the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	include a “repurchase restriction” if the provisions described in the prior bullet point do not require such issuance and sale within one year of such failure;

•	prohibit the issuer of such securities from redeeming, defeasing or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer, junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point above to pay such deferred distributions in full, except where non-payment would cause the issuer to breach the terms of the relevant instrument, subject to the exceptions set forth in the first and second bullet points of the definition of “repurchase restriction”;

•	other than in the case of non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•	do not include any remedies other than “permitted remedies” for the issuer’s failure to pay distributions because of the “mandatory trigger provision” except in the event that distributions have been deferred for one or more distribution periods that total together at least ten years.

provided that:

•	the issuer shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and the “preferred cap,” as applicable; and

•	if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

“Non-cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include an alternative payment mechanism will also be deemed to be “non-cumulative,” other than for the purposes of the definitions of “APM qualifying securities” and “qualifying non-cumulative preferred stock.”

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a)	(i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than “permitted remedies” and (ii) an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first 5 years of any deferral period and need not include a “common cap” or a “preferred cap”); or

(b)	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer or its subsidiaries paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us that (i) ranks pari passu with or junior to all other outstanding preferred stock of the issuer, other than a preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement and (ii) contains no remedies other than “permitted remedies” and either (i) is subject to “intent-based replacement disclosure” and has a provision that prohibits AIG from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (ii) is subject to a qualifying replacement capital covenant.

“Qualifying replacement capital covenant” means (a) a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Series A-4 Junior Subordinated Debentures or (b) a replacement capital covenant, as identified by AIG’s board of directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying, purchasing or defeasing, and restricts the subsidiaries of such issuer from purchasing, identified securities except out of the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption, repayment, purchase or defeasance that are as or more equity-like than the securities then being redeemed, repaid, purchased or defeased, raised within 180 days prior to the applicable redemption, repayment, purchase or defeasance date.

“Repurchase restriction” means, with respect to any APM qualifying securities that include an alternative payment mechanism or a mandatory trigger provision, provisions that require AIG and its subsidiaries not to redeem, purchase or defease any of its securities ranking junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid, except where non-payment would cause AIG to breach the terms of the relevant instrument, other than the following (none of which shall be restricted or prohibited by a repurchase restriction):

•	redemptions, purchases or other acquisitions of shares of common stock in connection with any employee benefit plan; or

•	purchases of shares of common stock pursuant to a contractually binding requirement to buy common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan.

“Rights to acquire common stock” includes the number of shares of common stock obtainable upon exercise or conversion of any right to acquire common stock, including, any right to acquire common stock pursuant to a stock purchase plan, employee benefit plan or assurance agreement. AIG will state in the prospectus or other offering document for any APM qualifying securities that include an alternative payment mechanism or a mandatory trigger provision its intention that any rights to acquire common stock issued in accordance with an alternative payment mechanism or a mandatory trigger provision will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, common stock, debt exchangeable for common equity, debt exchangeable for preferred equity and rights to acquire common stock during the applicable measurement period with respect to any repayment, purchase or redemption of Series A-4 Junior Subordinated Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities. No assurance can be given that we will be able to issue those securities, and we will be unable to repay or redeem the Series A-4 Junior Subordinated Debentures prior to June   , 2057 unless we can complete such an issuance.

The initial series of indebtedness benefiting from our replacement capital covenant is our 6.25% Notes due 2036, CUSIP No. 026874AZ0. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount. We expect that, at all times prior to June   , 2057, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem, defease or purchase the Series A-4 Junior Subordinated Debentures.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It is not for the benefit of, and may not be enforced by, the holders of the Series A-4 Junior Subordinated Debentures. Any amendment or termination of our obligations under the replacement capital covenant will require the consent of the holders of at least a majority in principal amount of that series of indebtedness, except that we may amend or supplement the replacement capital covenant without the consent of the holders of that series of indebtedness if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders, and an officer of AIG has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities if, after the date of this prospectus supplement, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate common stock, debt exchangeable for common equity, mandatorily convertible preferred stock and/or rights to acquire common stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States.

With respect to qualifying capital securities, we have agreed in the junior debt indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Series A-4 Junior Subordinated Debentures is permitted, except with the consent of holders of a majority by principal amount of the Series A-4 Junior Subordinated Debentures.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the Series A-4 Junior Subordinated Debentures. It applies to holders that hold Series A-4 Junior Subordinated Debentures as capital assets for tax purposes and acquire Series A-4 Junior Subordinated Debentures upon their original issuance at their original offering price.

This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns Series A-4 Junior Subordinated Debentures that are a hedge or that are hedged against interest rate risks;

•	a person that owns Series A-4 Junior Subordinated Debentures as part of a straddle or conversion transaction for tax purposes; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Series A-4 Junior Subordinated Debentures, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series A-4 Junior Subordinated Debentures should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series A-4 Junior Subordinated Debentures.

The Series A-4 Junior Subordinated Debentures are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the Series A-4 Junior Subordinated Debentures, and the opinion of our tax counsel is not binding on the Internal Revenue Service (“IRS”). Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Series A-4 Junior Subordinated Debentures, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Series A-4 Junior Subordinated Debentures

In the opinion of our counsel, Sullivan & Cromwell LLP, under current law and assuming full compliance with the terms of the junior debt indenture and other relevant documents, and based on our representations to Sullivan & Cromwell LLP, the Series A-4 Junior Subordinated Debentures will be respected as indebtedness of AIG for United States federal income tax purposes (although there is no clear authority on this point). The remainder of this discussion assumes that the Series A-4 Junior Subordinated Debentures will not be recharacterized as other than indebtedness of AIG, unless otherwise indicated.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” A holder is a United States Holder if such holder is a beneficial owner of Series A-4 Junior Subordinated Debentures and is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. This subsection does not apply to a holder that is a non-United States Holder and such holders should refer to “—Non-United States Holders” below.

Interest Income

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, or “OID.” We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the Series A-4 Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States Holder of Series A-4 Junior Subordinated Debentures should include in gross income that holder’s interest on the Series A-4 Junior Subordinated Debentures in accordance with that holder’s method of tax accounting.

Original Issue Discount

Under the applicable Treasury regulations, if our exercise of the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the Series A-4 Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of that exercise, in which case all stated interest on the Series A-4 Junior Subordinated Debentures would thereafter be treated as OID as long as the Series A-4 Junior Subordinated Debentures remained outstanding.

In that event, all of a United States Holder’s taxable interest income relating to the Series A-4 Junior Subordinated Debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of the United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States Holder of Series A-4 Junior Subordinated Debentures would be required to include in gross income OID even though we will make no actual payments on the Series A-4 Junior Subordinated Debentures during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the Series A-4 Junior Subordinated Debentures will constitute interest or OID, (i) corporate holders of Series A-4 Junior Subordinated Debentures will not be entitled to a dividends-received deduction relating to any income recognized relating to the Series A-4 Junior Subordinated Debentures and (ii) non-corporate individual holders will not be entitled to any preferential tax rate for any income recognized relating to the Series A-4 Junior Subordinated Debentures.

Sale, Redemption on Maturity of Series A-4 Junior Subordinated Debentures

Upon the sale, redemption or maturity of Series A-4 Junior Subordinated Debentures, a United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A-4

Junior Subordinated Debentures and the amount realized on the sale, redemption or maturity of those Series A-4 Junior Subordinated Debentures. The amount realized will not include amounts that are allocated to accrued but unpaid interest, which will be subject to tax in the manner described above under “—Interest Income” and “Original Issue Discount.” Assuming that we do not exercise our option to defer payments of interest on the Series A-4 Junior Subordinated Debentures and that the Series A-4 Junior Subordinated Debentures are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the Series A-4 Junior Subordinated Debentures generally will be its initial purchase price. If the Series A-4 Junior Subordinated Debentures are deemed to be issued with OID, a United States Holder’s tax basis in the Series A-4 Junior Subordinated Debentures generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Series A-4 Junior Subordinated Debentures since and including the date that the Series A-4 Junior Subordinated Debentures were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest on the Series A-4 Junior Subordinated Debentures required to be included in income, and generally will be long-term capital gain or loss if the Series A-4 Junior Subordinated Debentures have been held for more than one year.

Should we exercise our option to defer payment of interest on the Series A-4 Junior Subordinated Debentures, the Series A-4 Junior Subordinated Debentures may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of that deferral, a United States Holder who disposes of its Series A-4 Junior Subordinated Debentures between record dates for payments of interest will be required to include in income as ordinary income accrued but unpaid interest on the Series A-4 Junior Subordinated Debentures to the date of disposition and to add that amount to its adjusted tax basis in the Series A-4 Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the Series A-4 Junior Subordinated Debentures will be subject to information reporting. In addition, United States Holders may be subject to backup withholding on those payments if they do not provide their taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the Series A-4 Junior Subordinated Debentures. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the Series A-4 Junior Subordinated Debentures will be respected as indebtedness of AIG, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a Series A-4 Junior Subordinated Debenture to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Series A-4 Junior Subordinated Debentures (including payments in respect of OID, if any, on the Series A-4 Junior Subordinated Debentures) made to a non-United States Holder would be subject to a 30 percent United States federal withholding tax, unless that Holder provides its withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Series A-4 Junior Subordinated Debentures is not subject to withholding tax because it is effectively connected with that Holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (and, if one of certain tax treaties applies, if the non-United States Holder maintains a permanent establishment within the United States in connection with that trade or business) and the interest on the Series A-4 Junior Subordinated Debentures is effectively connected with the conduct of that trade or business (and, if one of certain tax treaties applies, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if one of certain tax treaties applies, any lower rates as provided in that treaty) branch profits tax.

If, contrary to the opinion of our tax counsel, the Series A-4 Junior Subordinated Debentures were recharacterized as equity of AIG, payments on the Series A-4 Junior Subordinated Debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a Series A-4 Junior Subordinated Debenture generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a Series A-4 Junior Subordinated Debenture to a non-United States Holder, or to proceeds from the disposition of a Series A-4 Junior Subordinated Debenture by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States person and neither we nor our paying agent has actual knowledge to the contrary.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS. In general, if Series A-4 Junior Subordinated Debentures are not held through a qualified intermediary, the amount of payments made on those Series A-4 Junior Subordinated Debentures, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A-4 JUNIOR SUBORDINATED DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each underwriter named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of Series A-4 Junior Subordinated Debentures set forth opposite their names below:

Principal Amount of
Series A-4 Junior
Name	Subordinated Debentures

Citigroup Global Markets Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
RBC Capital Markets Corporation
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Wells Fargo Securities, LLC

Total	$

The underwriters are offering the Series A-4 Junior Subordinated Debentures subject to their acceptance of the Series A-4 Junior Subordinated Debentures from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series A-4 Junior Subordinated Debentures offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Series A-4 Junior Subordinated Debentures offered by this prospectus supplement if they take any Series A-4 Junior Subordinated Debentures.

AIG has granted an option to the underwriters to purchase up to an additional $      principal amount of Series A-4 Junior Subordinated Debentures at the price to public. The underwriters may exercise this option for 15 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series A-4 Junior Subordinated Debentures proportionate to that underwriter’s initial principal amount of Series A-4 Junior Subordinated Debentures purchased reflected in the table above.

The underwriters initially propose to offer part of the Series A-4 Junior Subordinated Debentures directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the Series A-4 Junior Subordinated Debentures to certain dealers at the public offering price less a concession not to exceed     % of the principal amount of the Series A-4 Junior Subordinated Debentures. Any such dealers may resell any Series A-4 Junior Subordinated Debentures purchased from the underwriters to certain other brokers or dealers at a discount not to exceed     % of the principal amount of the Series A-4 Junior Subordinated Debentures. After the initial offering of the Series A-4 Junior Subordinated Debentures to the public, the offering price and other selling terms may from time to time be varied by the representatives.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering:

				Proceeds to American
			Underwriting	International
	Price to Public		Commissions	Group, Inc.

Per Series A-4 Junior Subordinated Debenture		$(1)	$	$
Total (No Exercise of Over-Allotment Option)		$(1)	$	$
Total (Full Exercise of Over-Allotment Option)		$(1)	$	$

(1)	Plus interest accrued on the Series A-4 Junior Subordinated Debentures since June , 2007, if any.

In order to facilitate the offering of the Series A-4 Junior Subordinated Debentures, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series A-4 Junior Subordinated Debentures. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Series A-4 Junior Subordinated Debentures for their own account. In addition, to cover over-allotments or to stabilize the price of the Series A-4 Junior Subordinated Debentures, the underwriters may bid for, and purchase Series A-4 Junior Subordinated Debentures on the open market or exercise their option to purchase additional Series A-4 Junior Subordinated Debentures. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Series A-4 Junior Subordinated Debentures in the offering, if the syndicate purchases previously distributed Series A-4 Junior Subordinated Debentures in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series A-4 Junior Subordinated Debentures above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

It is expected that delivery of the Series A-4 Junior Subordinated Debentures will be made against payment therefor on or about the date specified in the second to last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Series A-4 Junior Subordinated Debentures. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A-4 Junior Subordinated Debentures on the date of pricing or on the next business day will be required, by virtue of the fact that the Series A-4 Junior Subordinated Debentures initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

We estimate that the expenses for this offering will be approximately $     , which includes legal, accounting and printing costs.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

As described in “Use of Proceeds,” we currently intend to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of shares of our common stock. If the net proceeds are used to repurchase shares of our common stock, more than 10% of the net proceeds of this offering, not including underwriting compensation, may be received by one or more underwriters, each of which is a member of the National Association of Securities Dealers, Inc. (“NASD”), or their affiliates. Consequently, this offering is being conducted in compliance with NASD Conduct Rule 2710(h).

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of the Series A-4 Junior Subordinated Debentures, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the Series A-4 Junior Subordinated Debentures in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Series A-4 Junior Subordinated Debentures may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the Series A-4 Junior Subordinated Debentures may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of Series A-4 Junior Subordinated Debentures may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Series A-4 Junior Subordinated Debentures that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of the Series A-4 Junior Subordinated Debentures may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Series A-4 Junior Subordinated Debentures located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the Series A-4 Junior Subordinated Debentures, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of Series A-4 Junior Subordinated Debentures have not authorized and do not authorize the making of any offer of the Series A-4 Junior Subordinated Debentures through any financial intermediary, other than offers made by the underwriters with a view to underwriting the Series A-4 Junior Subordinated Debentures as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of Series A-4 Junior Subordinated Debentures, other than the underwriters, is authorized to make any further offer of Series A-4 Junior Subordinated Debentures on behalf of the sellers or the underwriters.

United Kingdom

This prospectus supplement, together with the accompanying prospectus, is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

France

None of this prospectus supplement, the accompanying prospectus and any other offering material relating to the Series A-4 Junior Subordinated Debentures has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Series A-4 Junior Subordinated Debentures have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. None of this prospectus supplement, the accompanying prospectus and any other offering material relating to the Series A-4 Junior Subordinated Debentures has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the Series A-4 Junior Subordinated Debentures to the public in France. Such offers, sales and distributions will be made in France only (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier, or (ii) to investment services providers authorized to engage in portfolio management on behalf of third parties, or (iii) in a transaction that, in accordance with Article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne). The Series A-4 Junior Subordinated Debentures may be resold, directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Japan

The Series A-4 Junior Subordinated Debentures have not been registered under the Securities and Exchange Law of Japan, and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A-4 Junior Subordinated Debentures may be circulated or distributed, nor may any Series A-4 Junior Subordinated Debenture be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Series A-4 Junior Subordinated Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(A)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series A-4 Junior Subordinated Debentures pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Hong Kong

The Series A-4 Junior Subordinated Debentures may not be offered or sold in Hong Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to the Series A-4 Junior Subordinated Debentures, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to the Series A-4 Junior Subordinated Debentures which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Relationships with Underwriters

The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

VALIDITY OF SECURITIES

The validity of the Series A-4 Junior Subordinated Debentures will be passed on for AIG by Sullivan & Cromwell LLP and for the underwriters by Davis Polk & Wardwell. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock.

CAUTIONARY STATEMENT REGARDING PROJECTIONS AND OTHER INFORMATION
ABOUT FUTURE EVENTS

This prospectus supplement, the accompanying prospectus and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, financial position, results of operations, cash flows and liquidity, the effect of the credit rating downgrades on AIG’s businesses and competitive position, the unwinding and resolving of various relationships between AIG and C.V. Starr & Co., Inc. and Starr International Company, Inc., and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed in “Risk Factors” in Item 1A. of Part I of AIG’s Annual Report on Form 10-K for the year ended December 31, 2006. (See “Where You Can Find More Information” in the accompanying prospectus for how you can obtain copies of this document.) AIG is not under any obligation (and expressly disclaims any such obligations) to update or alter any projections or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

PROSPECTUS

$25,139,770,000

AIG Capital Trust I
AIG Capital Trust II

Capital Securities

guaranteed on a subordinated basis, as described in this prospectus, by

American International Group, Inc.

The AIG Capital Trusts may offer from time to time capital securities guaranteed on a subordinated basis by American International Group, Inc. These capital securities will have an initial public offering price or purchase price of up to $25,139,770,000, although we may increase this amount in the future.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they will be offered. The specific terms of any securities to be offered will be included in a supplement to this prospectus. Your prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

AIG FINANCIAL SECURITIES CORP.

The date of this prospectus is July 24, 2006.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company”, “AIG”, “we”, “our”, “us” and similar references mean American International Group, Inc. and its subsidiaries.

You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to by this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,139,770,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell capital securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described in the section entitled “Where You Can Find More Information.”

To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

AMERICAN INTERNATIONAL GROUP, INC.

AIG, a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York, New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” which are specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

THE AIG CAPITAL TRUSTS

AIG, as sponsor, created the AIG Capital Trusts, each of which is a Delaware statutory trust. Each AIG Capital Trust will have a term of approximately 55 years from the date it issues the trust securities, but may terminate earlier as provided in the applicable trust agreement. Each AIG Capital Trust exists solely to:

•	issue and sell its securities;

•	use the proceeds from the sale of its securities to purchase AIG’s junior subordinated debentures; and

•	engage in other activities that are necessary, convenient or incidental to the above purposes, such as registering the transfer of its securities.

The AIG Capital Trusts’ principal executive offices are located at 70 Pine Street, New York, New York 10270, and their telephone number is 212-770-7000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated. For more information on our consolidated ratios of earnings to fixed charges, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, both of which are incorporated by reference into this prospectus as described under “Where You Can Find More Information.”

Three Months Ended
March 31,		Year Ended December 31,
2006	2005	2005	2004	2003	2002	2001

3.44	4.22	3.01	3.42	3.03	2.55	2.02

Earnings represent:

•	Income from operations before income taxes, adjustments for minority interest, cumulative effect of accounting changes, less income/loss from equity investees plus

•	Fixed charges other than capitalized interest

•	Amortization of capitalized interest

•	The distributed income of equity investees

less

•	The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

Fixed charges include:

•	Interest, whether expensed or capitalized

•	Amortization of debt issuance costs

•	One-third of rental expense. Our management believes this is representative of the interest factor.

USE OF PROCEEDS

The AIG Capital Trusts will use substantially all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in your prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes.

INFORMATION ABOUT THE AIG CAPITAL TRUSTS

The following description summarizes the formation, purposes and material terms of each AIG Capital Trust. This description is followed by descriptions later in this prospectus of:

•	the capital securities to be issued by each AIG Capital Trust;

•	the junior subordinated debentures to be issued by us to each AIG Capital Trust and the junior debt indenture under which they will be issued;

•	our subordinated guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the junior subordinated debentures, the expense agreement and the subordinated guarantees.

Formation, Purposes and Material Terms

Before the AIG Capital Trusts issue trust securities, the trust agreement for each AIG Capital Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to our registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939. The trust securities will be governed by Delaware law. See “Where You Can Find More Information” below for information on how to obtain a copy.

Each AIG Capital Trust may offer to the public preferred securities representing preferred undivided beneficial interests in the applicable AIG Capital Trust, which we call “capital securities.” In addition to the capital securities offered to the public, each AIG Capital Trust will sell common securities representing common ownership interests in such AIG Capital Trust to AIG, which we call “common securities.” When we refer to “trust securities” in this prospectus, we mean both the common securities and the capital securities. See “Description of Common Securities the AIG Capital Trusts May Offer” and “Description of Capital Securities the AIG Capital Trusts May Offer” below for more information.

Because the AIG Capital Trusts will use the proceeds from the sale of its trust securities to purchase AIG’s junior subordinated debentures, our junior subordinated debentures will be the sole assets of each AIG Capital Trust, and payments under the junior subordinated debentures owned by each AIG Capital Trust will be its sole source of revenues. Each AIG Capital Trust will use these funds to make any cash payments due to holders of its capital securities. The junior subordinated debentures will be governed by a document we refer to in this prospectus as the “junior debt indenture.” See “Description of Junior Subordinated Debentures” below for more information. The payments terms of the junior subordinated debentures will be substantially the same as the terms of each AIG Capital Trust’s capital securities.

Under certain circumstances, we may redeem the junior subordinated debentures that we sold to an AIG Capital Trust. If this happens, the AIG Capital Trust will redeem a like amount of the capital securities which it sold to the public and the common securities which it sold to us. See “Description of Capital Securities the AIG Capital Trusts May Offer — Rights of Holders of Capital Securities — Redemption or Exchange” for more information.

Under certain circumstances, we may terminate an AIG Capital Trust and cause the junior subordinated debentures to be distributed to the holders of the capital securities. If this happens, owners of the capital securities will no longer have any interest in such AIG Capital Trust and will only own the junior subordinated debentures we issued to such AIG Capital Trust.

Administration of the AIG Capital Trusts

The business and affairs of the AIG Capital Trusts will be administered by the property trustee. Unless otherwise specified in your prospectus supplement, the property trustee for each AIG Capital Trust will be The Bank of New York, 101 Barclay Street, New York, New York 10286. The AIG Capital Trusts will each have a Delaware trustee, as required under Delaware law, which is an entity with its principal place of business in the State of Delaware or a natural person that is a resident of the State of Delaware. Unless otherwise specified in your prospectus supplement, the name and address of the Delaware trustee for each AIG Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The AIG Capital Trusts will each have three administrators. Unless otherwise specified in your prospectus supplement, the administrators will be officers, employees or affiliates of AIG and will be named in your prospectus supplement.

We will pay all fees and expenses related to the organization of the AIG Capital Trusts and the offering of the trust securities. We will also pay all ongoing costs and expenses of the AIG Capital Trusts, except each trust’s obligations under the trust securities. Each AIG Capital Trust will also be a party to an expense agreement with AIG. Under the terms of the expense agreement, each AIG Capital Trust will have the right to be reimbursed by us for certain expenses on a subordinated basis.

DESCRIPTION OF COMMON SECURITIES THE AIG CAPITAL TRUSTS MAY OFFER

We will hold directly or indirectly all of the common securities of each of the AIG Capital Trusts. Unless otherwise specified in your prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each AIG Capital Trust’s total capitalization. The capital securities will represent the remaining percentage of each AIG Capital Trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if we default in payments due under the junior subordinated debentures owned by an AIG Capital Trust, then distributions, redemption payments and liquidation distributions must be paid to the holders of the capital securities of the applicable AIG Capital Trust before any payments are paid to the holders of the common securities of that trust.

Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if we default in payments due on the junior subordinated debentures owned by an AIG Capital Trust, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust.

DESCRIPTION OF CAPITAL SECURITIES THE AIG CAPITAL TRUSTS MAY OFFER

Each AIG Capital Trust may issue only one series of capital securities and one series of common securities pursuant to the trust agreement for each AIG Capital Trust.

Because this section is a summary, it does not describe every aspect of the capital securities and the trust agreements. This summary is subject to and qualified in its entirety by reference to all the provisions of the trust agreements, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to our registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

This summary also is subject to and qualified by reference to the description of the particular terms of your capital securities described in your prospectus supplement. Those terms may vary from the terms described in this prospectus. Your prospectus supplement relating to the capital securities will be attached to the front of this prospectus.

General

Pursuant to the terms of the trust agreement for each AIG Capital Trust, the AIG Capital Trusts will sell capital securities and common securities. The capital securities will represent preferred undivided beneficial interests in the assets of an AIG Capital Trust and will benefit from a subordinated guarantee executed by us for the benefit of the holders of an AIG Capital Trust’s capital securities. The guarantee will be made on a subordinated basis and will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the applicable AIG Capital Trust does not have funds on hand available to make such payments. See “Description of the Subordinated Guarantees.” Once issued, the capital securities will be deemed fully paid and non-assessable.

Each AIG Capital Trust will describe the specific terms of the capital securities it is offering in your prospectus supplement, including:

•	the specific designation, liquidation amount, number to be issued by the AIG Capital Trust and purchase price;

•	the currency or currency units based on or relating to currencies in which distributions and other payments will or may be payable;

•	the distribution rates, or the method by which the rates will be determined, if any;

•	the dates on which any distributions will be payable;

•	any provisions relating to deferral of distribution payments;

•	the places where distributions and other amounts payable on the capital securities will be payable;

•	any repayment, redemption, prepayment or sinking fund provisions;

•	any conversion or exchange provisions;

•	the voting rights, if any, of holders of the capital securities;

•	the terms and conditions, if any, upon which the assets of the AIG Capital Trust may be distributed to holders of the capital securities;

•	any securities exchange on which the capital securities will be listed;

•	any applicable U.S. federal income tax consequences; and

•	any other specific terms of the capital securities.

If indicated in your prospectus supplement, the terms of the trust agreement for, and capital securities offered by, an AIG Capital Trust may differ from the terms summarized in this prospectus.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Rights of Holders of Capital Securities, relative to the holder of common securities, such as the right of holders of capital securities to receive distributions and amounts on the liquidation, dissolution or winding-up of an AIG Capital Trust;

•	Holders’ rights in several Special Situations, such as if an AIG Capital Trust merges with another trust or if the holders of trust securities want to amend the trust agreements;

•	Information relating to the Trustees and Administrators of the AIG Capital Trusts;

•	Trust securities holders’ rights if certain Defaults occur under the trust agreement or we default under the junior debt indenture or experience other financial difficulties; and

•	Certain Miscellaneous matters relating to the conduct and operation of the AIG Capital Trusts, the absence of preemptive rights of the holders of trust securities, notices to holders of trust securities, the payment of expenses and taxes of the AIG Capital Trusts and the form in which the capital securities may be issued.

Rights of Holders of Capital Securities

Distributions

Distributions on the capital securities will be cumulative and payable at a rate specified in your prospectus supplement. Distributions will accumulate from the date of original issuance and will be payable on the dates specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, the amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. Distributions to which holders of capital securities are entitled may accumulate additional distributions at the rate per annum if and as specified in your prospectus supplement. The term “distributions” includes these additional distributions unless we state otherwise in this prospectus or in your prospectus supplement.

If provided in your prospectus supplement, so long as no payment default on the junior subordinated debentures owned by an AIG Capital Trust has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period.” If an extension period occurs with respect to the junior subordinated debentures, distributions on the capital securities will be correspondingly deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities. See “Description of Junior Subordinated Debentures — Option to Defer Interest Payments.”

The revenue of each AIG Capital Trust available for distribution to holders of its capital securities will be limited to payments under the junior subordinated debentures that the AIG Capital Trust will acquire with the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the capital securities. The payment of distributions, if and to the extent the AIG Capital Trust has funds legally available for the payment of distributions and cash sufficient to make payments, is guaranteed by us on a subordinated basis as described under the heading “Description of the Subordinated Guarantees.”

Redemption or Exchange

Mandatory Redemption.  Upon the repayment or redemption, in whole or in part, of any junior subordinated debentures, whether at maturity or upon earlier redemption, as provided in the junior debt indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the trust securities at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the junior subordinated debentures. See “Description of Junior Subordinated Debentures — Redemption.” If less than all of any series of junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the capital securities and the common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the capital securities and the common securities. The redemption price will be payable on each redemption date only to the extent that the AIG Capital Trust has funds then on hand and available in the payment account for the payment of the redemption price.

We will have the right to redeem any series of junior subordinated debentures:

•	on or after such date as may be specified in your prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event (as defined below); or

•	as may be otherwise specified in your prospectus supplement.

Distribution of Junior Subordinated Debentures.  We have the right at any time to terminate any AIG Capital Trust and, after satisfaction of the liabilities of creditors of the AIG Capital Trust as provided by applicable law, cause the junior subordinated debentures with respect to the capital securities and common securities issued by the AIG Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the AIG Capital Trust.

Tax Event or Investment Company Event Redemption.  We have rights if certain events, called tax events and investment company events, occur and are continuing. The tax events and investment company events are described under “Description of Junior Subordinated Debentures — Redemption.”

If a tax event or an investment company event with respect to the capital securities and common securities of the applicable AIG Capital Trust has occurred and is continuing, we have the right to:

•	redeem the junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of the capital securities and common securities in whole, but not in part, at the redemption price within 90 days following the occurrence of the tax event or investment company event; or

•	liquidate the applicable AIG Capital Trust and cause the junior subordinated debentures to be distributed to holders of the capital securities and common securities in liquidation of the AIG Capital Trust.

If a tax event has occurred and is continuing with respect to a series of capital securities and common securities and we do not elect to redeem the junior subordinated debentures or liquidate the AIG Capital Trust and cause the distribution of the junior subordinated debentures, such capital securities will remain outstanding and certain additional sums may be payable on the junior subordinated debentures.

The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an AIG Capital Trust on the outstanding capital securities and common securities of such AIG Capital Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which such AIG Capital Trust has become subject as a result of a tax event.

The term “like amount” means:

•	with respect to a redemption of trust securities of an AIG Capital Trust, trust securities of that series having a liquidation amount equal to the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with the junior debt indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of junior subordinated debentures to holders of trust securities of an AIG Capital Trust in connection with a dissolution, liquidation or winding up of such AIG Capital Trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities with respect to which the distribution is made.

The term “liquidation amount” means the stated amount per trust security. This amount will be $25 unless another amount is set forth in your prospectus supplement.

After the liquidation date fixed for any distribution of junior subordinated debentures for any series of capital securities:

•	the series of capital securities will no longer be deemed to be outstanding;

•	The Depository Trust Company, commonly referred to as DTC, or its nominee, as the record holder of the applicable capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon the distribution; and

•	any certificates representing the capital securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of the capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the capital securities until the certificates are presented to the administrators or their agent for transfer or reissuance.

Redemption Procedures

Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the applicable AIG Capital Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Common Securities.”

If the property trustee gives a notice of redemption with respect to any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distributions payable with respect to the capital securities on or prior to the redemption date and the capital securities will cease to be outstanding. Your prospectus supplement will contain additional information about procedures for redemption of the capital securities.

In the event that payment of the redemption price with respect to capital securities called for redemption is improperly withheld or refused and not paid either by an AIG Capital Trust or by us pursuant to the applicable subordinated guarantee as described under “Description of the Subordinated Guarantees,”

distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the applicable AIG Capital Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in your prospectus supplement.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

If less than all of the capital securities and common securities issued by an AIG Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and common securities to be redeemed will be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25, unless a different amount is specified in your prospectus supplement) of the liquidation amount of capital securities. The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption and, consequently, distributions will cease to accrue on the applicable capital securities or portions thereof.

Subordination of Common Securities

Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by an AIG Capital Trust will be made pro rata based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in your prospectus supplement, if on any distribution date or other payment date, an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the AIG Capital Trust’s outstanding capital securities has been made or provided for, and all funds available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable. See below under “Description of Junior Subordinated Debentures — Events of Default” for

more information about what constitutes an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust.

In the case of any event of default under the trust agreement resulting from any failure by us to pay any amounts with respect to the junior subordinated debentures owned by the AIG Capital Trust, we, as the holder of the applicable AIG Capital Trust’s common securities, will have no right to act with respect to such event of default under the applicable trust agreement until the effect of all those events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the trust agreement resulting from such payment defaults with respect to the junior subordinated debentures have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

Pursuant to each trust agreement, each AIG Capital Trust will terminate on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the common securities;

•	the distribution of a like amount of the junior subordinated debentures to the holders of its trust securities, if we, as sponsor, in our sole discretion, have given written direction to the property trustee to terminate the applicable AIG Capital Trust;

•	redemption of all of such AIG Capital Trust’s capital securities as described above under “— Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of such AIG Capital Trust by a court of competent jurisdiction.

If an early termination occurs as described in the second, third and fifth bullet points above, the applicable AIG Capital Trust will be liquidated by the AIG Capital Trust trustees as expeditiously as the AIG Capital Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the AIG Capital Trust as provided by applicable law, to the holders of the trust securities a like amount of the junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrators not to be practical, in which event the holders will be entitled to receive out of the assets of the AIG Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such AIG Capital Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment, which we refer to as the “liquidation distribution.” If the liquidation distribution can be paid only in part because the AIG Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the AIG Capital Trust on its capital securities will be paid on a pro rata basis. The holder of the AIG Capital Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, the capital securities will have a priority over the common securities. See “— Subordination of Common Securities” above.

Payment and Paying Agents

Your prospectus supplement will specify the manner in which payments of distributions with respect to the capital securities will be made. The paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charges associated with such transfer or exchange.

The registrar shall not be required to:

•	issue, register the transfer of or exchange any capital securities during a period beginning at the opening of business 15 days before the day of selection for redemption of capital securities and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any capital security so selected for redemption in whole or in part, except, in the case of any such capital security to be redeemed in part, any portion thereof not to be redeemed.

Special Situations

Mergers and Similar Events Relating to the AIG Capital Trusts

An AIG Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. An AIG Capital Trust may, at the request of the holder of its common securities and with the consent of the administrators, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, an entity organized as a trust under the laws of any state of the U.S., so long as:

•	the successor entity either:

—	agrees to be legally responsible for all the obligations of the AIG Capital Trust under the trust agreement and the capital securities, or

—	substitutes for the capital securities of that AIG Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	the successor entity has a trustee possessing the same powers and duties as the property trustee;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect in any material respect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities);

•	the successor entity has a purpose substantially identical to that of the AIG Capital Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from counsel experienced in these matters to the effect that:

—	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect in any material respect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities) of that AIG Capital Trust, and

—	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the AIG Capital Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940; and

•	AIG or any permitted transferee to whom AIG has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the applicable subordinated guarantee with respect to the capital securities.

An AIG Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that AIG Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the AIG Capital Trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreements

Except as provided in this section and below under “— Trustees and Administrators of the AIG Capital Trusts — Removal of AIG Capital Trustees; Appointment of Successors” and “Description of the Subordinated Guarantees — Additional Information Relating to the Subordinated Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

There are three types of changes holders of the trust securities can make to a trust agreement and the capital securities issued under that trust agreement.

Changes Requiring Approval of All Holders of Trust Securities and the Property Trustee.  First, there are changes that cannot be made to your capital securities without the consent of each holder of trust securities affected by the change under a trust agreement and the property trustee:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect in any material respect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

Changes Requiring Approval of the Holder of the Common Securities and the Property Trustee.  The second type of change to the trust agreement and the capital securities is the kind that does not require the consent of any holders of capital securities. This type of change is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the capital securities. Such changes may be made to:

•	cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement; or

•	modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the AIG Capital Trust will not be taxable as a corporation for United States federal income tax purposes or to ensure that the AIG Capital Trust will not be required to register as an “investment company” under the Investment Company Act of 1940,

provided that, in either case, the change will not adversely affect in any material respect the interests of any holder of trust securities.

Any amendment of the trust agreement and the capital securities without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

Changes Requiring Consent of a Majority of Holders of Capital Securities.  The third type of change to the trust agreements and the capital securities is the kind that requires the consent of at least a majority in aggregate liquidation amount of the outstanding capital securities. Each trust agreement may be amended by the holder of the common securities and the property trustee so long as holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities consent. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the capital securities.

Further Details Concerning Voting.  Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

Any capital securities that are owned by us or any of our affiliates will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

The property trustee may not take any of the actions referenced above in this subsection until the Delaware trustee and the property trustee receive an opinion of counsel that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the AIG Capital Trust to be taxable as a corporation for U.S. federal income tax purposes or affect the AIG Capital Trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

Details Concerning Voting and the Junior Subordinated Debentures.  So long as any junior subordinated debentures are held by an AIG Capital Trust, the property trustee will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the junior debt indenture, which we refer to as the “indenture trustee,”

•	waive any past default that may be waived under the junior debt indenture,

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures unless all defaults have been cured and a sum sufficient to pay all amounts then owing has been deposited with the indenture trustee, or

•	consent to any amendment, modification or termination of the junior debt indenture or junior subordinated debentures, where consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities. However, if a consent under the junior debt indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of capital securities. See “Description of Junior Subordinated Debentures — Events of Default” for more information.

The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by an AIG Capital Trust except by subsequent vote of the holders of the capital securities.

The property trustee may not take any of the actions referenced above until it receives an opinion of counsel that the amendment or the exercise of any power granted to the property trustee in accordance with the amendment will not cause the AIG Capital Trust to be taxable as a corporation for U.S. federal income tax purposes.

Trustees and Administrators of the AIG Capital Trusts

Information Concerning the Trustees

The business and affairs of the AIG Capital Trusts will be administered by the property trustee. Unless otherwise specified in your prospectus supplement, the property trustee for each AIG Capital Trust will be The Bank of New York, 101 Barclay Street, New York, New York 10286. For information concerning the relationships between The Bank of New York and us, see “— Our Relationship with the Property Trustee” below.

The property trustee will have various duties and powers, including, but not limited to, the delivery of certain notices to the holders of trust securities, the collection of payments made on the junior subordinated debentures and the making of distributions to the holders of the trust securities. Unless otherwise specified in your prospectus supplement, the property trustee will act as registrar, transfer agent and paying agent with respect to the capital securities. The duties and obligations of the property trustee will be governed by the applicable trust agreement.

The property trustee, other than during the occurrence and continuance of an event of default under the applicable trust agreement undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after an event of default under a trust agreement has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of an event of default under a trust agreement, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction. See “— Events of Default” below for more information about what constitutes an event of default under a trust agreement.

The AIG Capital Trusts will each have a Delaware trustee for the sole and limited purpose of fulfilling the requirements of the laws of the State of Delaware and for taking such actions as are required to be taken by the laws of the State of Delaware. The Delaware trustee must be an entity with its principal place of business in the State of Delaware or a natural person that is a resident of the State of Delaware. Unless otherwise specified in your prospectus supplement, the name and address of the Delaware trustee for each AIG Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

Information Concerning the Administrators

The AIG Capital Trusts will each have three administrators. Unless otherwise specified in your prospectus supplement, the administrators will be officers, employees or affiliates of AIG and will be named in your prospectus supplement. The administrators will have various duties and powers including, but not limited to, executing documents in connection with the sale of the trust securities and the purchase of the junior subordinated debentures, executing the trust securities on behalf of the AIG Capital Trusts and assisting in the compliance with state and federal securities laws.

Only AIG, as the owner of the common securities, can remove or replace the administrators. In addition, AIG can increase or decrease the number of administrators.

Removal of AIG Capital Trustees; Appointment of Successors

The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee if an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least a majority in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, AIG, as sponsor, will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor or if an event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, the holders of at least a majority in liquidation amount of the outstanding capital securities may appoint a successor; otherwise, the holder of the common securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of AIG Capital Trustees

Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

Our Relationship with the Property Trustee

The Bank of New York is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and the warrants issued under our warrant indenture, as well as the trustee under the amended and restated trust agreements and subordinated guarantees. Consequently, if an actual or potential event of default occurs with respect to any of these securities or a trust agreement or subordinated guarantee, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures or trust agreements, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Events of Default

You will have special rights if an event of default with respect to your capital security occurs and is continuing, as described in this subsection.

What is an Event of Default?  Each of the following is an event of default under a trust agreement:

•	the occurrence of an event of default with respect to the junior subordinated debentures held by the applicable AIG Capital Trust. For more information, see “Description of Junior Subordinated Debentures — Events of Default;”

•	default by the applicable AIG Capital Trust in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the applicable AIG Capital Trust in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable and the continuation of the default for a period of five days; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee if a successor property trustee has not been appointed within 90 days of the event.

Within five business days after the occurrence of any event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust securities and the administrators, unless the event of default under the trust agreement has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures.

We, as sponsor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable AIG Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

If an event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures owned by an AIG Capital Trust when due, the capital securities issued by that AIG Capital Trust will have a preference over the common securities issued by the AIG Capital Trust with respect to payments of any amounts with respect to the capital securities as described above under “— Rights of Holders of Capital Securities — Subordination of Common Securities.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities or demand early repayment of the capital securities.

Miscellaneous

Conduct and Operation of the Trust

The administrators and the property trustee of each AIG Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable AIG Capital Trust in such a way that the AIG Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or taxed as a corporation for U.S. federal income tax purposes and so that the junior subordinated debentures owned by the applicable AIG Capital Trust will be treated as indebtedness of AIG for U.S. federal income tax purposes. In this regard, the property trustee and the holder of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable AIG Capital Trust, that the property trustee and the holder of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable AIG Capital Trust.

The AIG Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

Preemptive rights

Holders of the trust securities have no preemptive or similar rights.

Notices

The property trustee will send notices regarding the capital securities only to holders, using their addresses as listed in the trustee’s records. With respect to who is deemed a “holder” for this purpose, see “Legal Ownership and Book–Entry Issuance.”

Expenses and Taxes

In the junior subordinated debentures owned by an AIG Capital Trust, we, as borrower, will agree to pay all debts and other obligations, other than with respect to the capital securities issued by an AIG Capital Trust, and all costs and expenses of an AIG Capital Trust and to pay any and all taxes and all costs and expenses with respect to those taxes, other than U.S. withholding taxes, to which an AIG Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by an AIG Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by an AIG Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against an AIG Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by an AIG Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

Global Capital Securities

Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which the liquidation amount of and premium, if any, and distributions on capital securities will be payable, are discussed in more detail under the heading “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures will be governed by a supplemental indenture to our junior subordinated indenture, and will be a contract between AIG and the indenture trustee, which will initially be The Bank of New York. We refer to such supplemental indenture to our junior subordinated indenture as the “junior debt indenture” in this prospectus.

The indenture trustee has two main roles:

1.	The indenture trustee can enforce the rights of holders against us if we default on our obligations under the terms of the junior debt indenture or the junior subordinated debentures. There are some limitations on the extent to which the indenture trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs.”

2.	The indenture trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder’s junior subordinated debentures to a new buyer if a holder sells.

The junior debt indenture and its associated documents contain the full legal text of the matters described in this section. The junior debt indenture and the junior subordinated debentures are governed by New York law. A copy of our junior debt indenture is an exhibit to our registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of junior subordinated debentures under the junior debt indenture as we wish. The provisions of the junior debt indenture allow us not only to issue junior subordinated debentures with terms different from those previously issued, but also to “reopen” a previous issue of a series of junior subordinated debentures and issue additional junior subordinated debentures of that series.

This section summarizes the material terms of the junior subordinated debentures that are common to all series, although the prospectus supplement may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the junior subordinated debentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the junior debt indenture, including definitions of certain terms used in the junior debt indenture. In this summary, we describe the meaning of only some of the more important terms. You must look to the junior debt indenture for the most complete description of what we describe in summary form in this prospectus.

The prospectus supplement relating to any offered junior subordinated debentures will describe the following terms of the series:

•	the title of the series of the junior subordinated debentures;

•	any limit on the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the junior subordinated debentures will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the junior subordinated debentures will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the junior subordinated debentures will be payable and the regular record dates for the interest payment dates;

•	our right, if any, to defer or extend an interest payment date;

•	any mandatory or optional sinking funds or similar provisions;

•	any additions, modifications or deletions in the events of default under the junior debt indenture or covenants of AIG specified in the junior debt indenture with respect to the junior subordinated debentures;

•	the date, if any, after which and the price or prices at which the junior subordinated debentures may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if other than denominations of $25 and any of its integral multiples, the denominations in which the junior subordinated debentures will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the junior subordinated debentures;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the junior subordinated debentures if different from those described under “— Events of Default” below;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•	the form of trust agreement, guarantee agreement and expense agreement, if applicable;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of AIG in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other special feature of the junior subordinated debentures.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the junior subordinated debentures under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Our Option to Defer Interest Payments on the junior subordinated debentures;

•	Our right to Redeem the junior subordinated debentures;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the junior subordinated debentures;

•	Subordination Provisions that may prohibit us from making payment on the junior subordinated debentures;

•	Our right to release ourselves from all or some of our obligations under the junior subordinated debentures and the junior debt indenture by a process called Defeasance;

•	Holders’ rights if we Default or experience other financial difficulties;

•	Our ability to Convert or Exchange junior subordinated debentures into junior subordinated debentures of another series or capital securities of another series; and

•	Agreements Contained in the Junior Debt Indenture included for the benefit of the holders of the junior subordinated debentures.

Additional Mechanics

  Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the junior subordinated debentures will be issued:

•	only in fully registered form; and

•	in denominations that are even multiples of $25.

Unless the junior subordinated debentures are distributed to the holders of the trust securities, all of the junior subordinated debentures will be held solely by an AIG Capital Trust. The following provisions only apply if there is a distribution of the junior subordinated debentures to holders of the trust securities. The circumstances under which the junior subordinated debentures may be exchanged for trust securities is described under “Description of Capital Securities the AIG Capital Trusts May Offer — Rights of Holders of Capital Securities — Redemption or Exchange.”

If a junior subordinated debenture is issued as a global junior subordinated debenture, only the depositary — e.g., DTC Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the junior subordinated debenture as described in this subsection, since the depositary will be the sole holder of that junior subordinated debenture. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders may have their junior subordinated debentures broken into more junior subordinated debentures of smaller denominations of not less than $25 or combined into fewer junior subordinated debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to the restrictions relating to junior subordinated debentures represented by global securities, holders may exchange or transfer junior subordinated debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated junior subordinated debentures at that office. The indenture trustee acts as our agent for registering junior subordinated debentures in the names of holders and transferring junior subordinated debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee’s agent may require an indemnity before replacing any junior subordinated debentures.

Holders will not be required to pay a service charge to transfer or exchange junior subordinated debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

  Payment and Paying Agents

Your prospectus supplement will specify the manner in which payments will be made. The paying agent for the junior subordinated debentures will initially be the indenture trustee.

  Notices

We and the indenture trustee will send notices regarding the junior subordinated debentures only to holders, using their addresses as listed in the indenture trustee’s records.

Option to Defer Interest Payments

If provided in your prospectus supplement, so long as no event of default with respect to the junior subordinated debentures owned by an AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for an extension period of up to the number of consecutive interest payment periods specified in your prospectus supplement. The extension period is subject to the terms, conditions and covenants, if any, specified in your prospectus supplement and may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in your prospectus supplement.

As a consequence of any such deferral, distributions on the capital securities would be deferred by the AIG Capital Trust during the extension period. However, the capital securities would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement. During any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the junior subordinated debentures other than:

—	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction or business combination;

—	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

—	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

—	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan; or

—	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

Prior to the termination of any applicable extension period, we may further defer the payment of interest.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

Except as otherwise specified in the applicable prospectus supplement, if a tax event or an investment company event of the kind described below with respect to a series of junior subordinated debentures has occurred and is continuing, we may, at our option redeem that series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

An “investment company event” means the receipt by an AIG Capital Trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

A “tax event” means the receipt by us and the AIG Capital Trust of an opinion of independent counsel, experienced in tax matters, to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the AIG Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the AIG Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the U.S. or of any political subdivision or taxing authority of or in the U.S., if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Special Situations

  Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

•	When we merge or consolidate out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country’s laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the U.S. or the District of Columbia or under federal law, and it must agree to be legally responsible for the junior subordinated debentures.

•	The merger, sale of assets or other transaction must not cause a default on the junior subordinated debentures, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of junior subordinated debentures, we will not need to obtain the approval of the holders of those junior subordinated debentures in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transactions may result in a reduction in our credit rating or may reduce our operating results or impair our financial condition. Holders of our junior subordinated debentures, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Junior Subordinated Debentures

Unless and until the junior subordinated debentures are distributed to the holders of the trust securities, the property trustee of an AIG Capital Trust has agreed not to consent to any amendment or modification of the junior debt indenture or the junior subordinated debentures without the consent of the holders of the capital securities that would be required if the holders of the capital securities held the junior subordinated debentures. For a discussion of the actions the property trustee may take with respect to the junior subordinated debentures, see “Description of Capital Securities the AIG Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements — Details Concerning Voting and the Junior Subordinated Debentures.” As a result, all references to “holder” should be understood to refer to the “holders” of capital securities.

There are four types of changes we can make to the junior debt indenture and the junior subordinated debentures issued under that indenture.

Changes Requiring Approval of All Holders.  First, there are changes that cannot be made to the junior subordinated debentures without specific approval of each holder of a junior subordinated debenture affected by the change. Affected junior subordinated debentures may be all or less than all of the junior subordinated debentures issued under that junior debt indenture or all or less than all of the junior subordinated debentures of a series. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a junior subordinated debenture;

•	reduce any amounts due on a junior subordinated debenture;

•	reduce the amount of principal payable upon acceleration of the maturity of a junior subordinated debenture (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a junior subordinated debenture;

•	impair a holder’s right to sue for payment;

•	reduce the percentage of holders of junior subordinated debentures whose consent is needed to modify or amend the junior debt indenture;

•	reduce the percentage of holders of junior subordinated debentures whose consent is needed to waive compliance with certain provisions of the junior debt indenture or to waive certain defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the junior debt indenture;

and provided that, in the case of junior subordinated debentures, so long as any of the applicable capital securities remain outstanding,

•	no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior debt indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior debt indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding capital securities affected unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied; and

•	where a consent under the junior debt indenture would require the consent of each holder of junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of capital securities.

We may, with the indenture trustee’s consent, execute, without the consent of any holder of junior subordinated debentures or trust securities, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Changes Requiring a Majority Vote.  The second type of change to the junior debt indenture and the junior subordinated debentures is the kind that requires a vote in favor by holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular junior subordinated debentures affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures. We may also obtain a waiver of a past default from the holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the junior debt indenture or the junior subordinated debentures listed in the first category described above under “—Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Approval.  The third type of change does not require any vote by holders of junior subordinated debentures or trust securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular junior subordinated debenture, even if they affect other junior subordinated debentures. In those cases, we do not need to obtain the approval of the holder of that junior subordinated debenture; we need only obtain any required approvals from the holders of the affected junior subordinated debentures or trust securities.

Modification of Subordination Provisions.  We may not modify the subordination provisions of the junior debt indenture in a manner that would adversely affect in any material respect the outstanding junior subordinated debentures, without the consent of the holders of a majority in principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular junior subordinated debentures affected thereby. Also, we may not modify the subordination provisions of any outstanding junior subordinated debentures without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “Subordination Provisions”.

Subordination Provisions

Holders of junior subordinated debentures should recognize that contractual provisions in the junior subordinated debenture may prohibit us from making payments on those debentures. Junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior indebtedness, as defined in the junior debt indenture.

The junior debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the junior subordinated debentures and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated junior subordinated debentures.

The junior debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made with respect to any junior subordinated debentures in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any junior subordinated debentures have been declared due and payable before their stated maturity.

If the indenture trustee under the junior debt indenture or any holders of the junior subordinated debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the junior subordinated debentures of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the junior subordinated debenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The junior debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of junior subordinated debentures to comply with the subordination provisions.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of junior subordinated debentures that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of junior subordinated debentures if we so specify in the prospectus supplement.

  Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the junior subordinated debentures, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves. Under current federal tax law, the deposit and our legal release from the obligations pursuant to the junior subordinated debentures would be treated as though we took back your junior subordinated debentures and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the junior subordinated debentures you give back to us.

•	We must deliver to the indenture trustee a legal opinion of our counsel confirming the tax law change described above.

•	No event or condition may exist that, under the provisions described above under “—Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those junior subordinated debentures on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the junior subordinated debentures. You could not look to us for repayment in the unlikely event of any shortfall.

  Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from some of the restrictive covenants under the junior subordinated debentures that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the junior subordinated debentures. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

•	We must deliver to the indenture trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves.

If we accomplish covenant defeasance, the following provisions of the junior debt indenture and the junior subordinated debentures would no longer apply:

•	Covenants applicable to the series of junior subordinated debentures and described in the prospectus supplement.

•	Events of default described in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the junior subordinated debentures if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the junior subordinated debentures become immediately due and payable, there may be such a shortfall.

Events of Default

Unless and until the junior subordinated debentures are distributed to the holders of the trust securities, the property trustee of an AIG Capital Trust has agreed, without the consent of the holders of a majority in liquidation amount of the capital securities, not to:

•	direct the time, method or place of conducting any proceeding for any remedy available to the indenture trustee;

•	waive any past default that may be waived under the junior debt indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the principal amount of the junior subordinated debentures unless all defaults have been cured and a sum sufficient to pay all amounts then owing has been deposited with the indenture trustee; or

•	consent to any amendment, modification or termination of the junior debt indenture or junior subordinated debentures, where the consent is required.

For a discussion of the restrictions on the property trustee’s ability to exercise its rights, see “Description of Capital Securities the AIG Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements — Details Concerning Voting and the Junior Subordinated Debentures.” As a result, the references to “holder” below should be understood to refer to “holders” of the capital securities.

Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default?  The term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a junior subordinated debenture within 5 days of its due date.

•	We do not pay interest on a junior subordinated debenture within 30 days of its due date.

•	We remain in breach of any other covenant or warranty of the junior debt indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the indenture trustee or holders of 25% of the principal amount of junior subordinated debentures of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur with respect to us.

•	Any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs.  If you are the holder of a junior subordinated debenture, all remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions on the junior subordinated debentures described above under “— Subordination Provisions.” If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debentures of the affected series may declare the entire principal amount of all the junior subordinated debentures of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In the case of junior subordinated debentures held by an AIG Capital Trust, should the indenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of junior subordinated debentures held by an AIG Capital Trust, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest, including any additional interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest, including any additional interest, and principal due otherwise than by acceleration has been deposited with the indenture trustee) or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of junior subordinated debentures held by an AIG Capital Trust, should the property trustee fail to waive the default, the holders of a majority in aggregate liquidation amount of the capital securities will have the right to do so.

If an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as to a series of junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the junior debt indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debentures.

Except in cases of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding junior subordinated debentures of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the junior subordinated debentures of that series.

Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the junior subordinated debentures the following must occur:

•	The holder of the junior subordinated debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

•	The holders of 25% in principal amount of all junior subordinated debentures of the relevant series must make a written request that the indenture trustee take action because of the default, and they must offer reasonable indemnity to the indenture trustee against the cost, expenses and liabilities of taking that action; and

•	The indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the junior subordinated debentures issued under it, or else specifying any default.

Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the junior subordinated debentures on the date the interest or principal is due and payable, a holder of the applicable capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest, including any additional interest, on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder called a “direct action.” We may not amend the junior debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities outstanding. We will have the right under the junior debt indenture to set-off any payment made to the holder of the capital securities by us in connection with a direct action.

The holders of capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Description of Capital Securities the AIG Capital Trusts May Offer — Events of Default.”

Conversion or Exchange

If indicated in your prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Agreements Contained in the Junior Debt Indenture

We have agreed in the junior debt indenture, as to each series of junior subordinated debentures held by an AIG Capital Trust, that if and so long as:

•	the AIG Capital Trust of the series of trust securities is the holder of all the junior subordinated debentures;

•	a tax event with respect to such AIG Capital Trust has occurred and is continuing; and

•	we elect, and do not revoke that election, to pay additional sums with respect to the trust securities,

we will pay to the AIG Capital Trust these additional sums, which are described under “Description of Capital Securities the AIG Capital Trusts May Offer — Rights of Holders of Capital Securities — Redemption or Exchange.” We also have agreed, as to each series of such junior subordinated debentures:

•	to maintain directly or indirectly 100% ownership of the trust securities of the AIG Capital Trust to which the junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior debt indenture may succeed to our ownership of the trust securities; or

•	not to voluntarily terminate, wind-up or liquidate any AIG Capital Trust, except:

—	in connection with a distribution of junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the AIG Capital Trust;

—	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement; and

—	to use reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause the AIG Capital Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Our Relationship with the Indenture Trustee

Please see “Description of Capital Securities the AIG Capital Trusts May Offer — Trustees and Administrators of the AIG Capital Trusts — Our Relationship with the Property Trustee” above for more information about our relationship with The Bank of New York.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to capital securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of capital securities. Then we describe special provisions that apply to capital securities.

If the junior subordinated debentures are distributed to holders of capital securities, we anticipate that they would be issued in global form as well and the following discussion will apply to the junior subordinated debentures. Until such a distribution, an AIG Capital Trust will be the sole holder and beneficial owner of the junior subordinated debentures and the property trustee may exercise all rights with respect to the junior subordinated debentures and the junior debt indenture, except as described under “Description of Capital Securities the AIG Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements — Details Concerning Voting and the Junior Subordinated Debentures.”

Who is the Legal Owner of a Registered Security?

Each capital security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such capital securities. We refer to those who have securities registered in their own names, on the books that we or the property trustee maintain for this purpose, as the “holders” of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in capital securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each capital security in book-entry form only. This means capital securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the capital securities on behalf of themselves or their customers.

Under the trust agreement, only the person in whose name a capital security is registered is recognized as the holder of that capital security. Consequently, for capital securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the capital securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the capital securities.

Street Name Owners

We may terminate an existing global security or issue capital securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For capital securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the capital securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the property trustee under the trust agreement and the obligations, if any, of any third parties employed by us or any agents of theirs, run only to the holders of the capital securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because we are issuing the capital securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the trust agreement or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the junior debt indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant capital securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the capital securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your capital securities” in this prospectus, we mean the capital securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold capital securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles capital securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the capital securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in your prospectus supplement, we will issue each capital security in book-entry form only. Each capital security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of capital securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC;”

•	Euroclear System, which is known as “Euroclear;”

•	Clearstream Banking, societe anonyme, Luxembourg, which is known as “Clearstream;” and

•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your capital securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual capital securities. All capital securities represented by the same global security will have the same terms.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all capital securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose capital security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the capital securities are issued in global form only, then the capital securities will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the capital securities through another book-entry clearing system or decide that the capital securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of capital securities and instead deal only with the depositary that holds the global security.

If capital securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the capital securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank, broker or other financial institutions for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own their capital securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We also do not supervise the depositary in any way;

•	The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institutions may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue capital securities in book-entry form but we choose to give the beneficial owners the right to obtain non-global securities, any beneficial owner entitled to obtain non-global capital securities may do so by following the applicable procedures of the depositary, the property trustee and that owner’s bank, broker or other financial institutions through which that owner holds its beneficial interest in the capital securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the capital securities it represented. After that exchange, the choice of whether to hold the capital securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the capital securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not us, is responsible for deciding the names of the institutions in whose names the capital securities represented by the global security will be registered and, therefore, who will be the holders of those capital securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of capital securities within the DTC system must be made by or through DTC participants, which will receive a credit for the capital securities on DTC’s records. The ownership interest of each actual purchaser of each capital security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the capital securities. If less than all of the capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the capital securities will be made by the property trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the property trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the U.S., you will not be able to hold interests in that global security through any securities clearance system in the U.S.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

  Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any capital securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the U.S.

In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

DESCRIPTION OF THE SUBORDINATED GUARANTEES

AIG will execute and deliver a subordinated guarantee concurrently with the issuance by each AIG Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The Bank of New York will act as the guarantee trustee under each subordinated guarantee for the purposes of compliance with the Trust Indenture Act and each subordinated guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold the subordinated guarantee for the benefit of the holders of the applicable AIG Capital Trust’s capital securities.

Because this section is only a summary, it does not describe every aspect of the subordinated guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of each subordinated guarantee, including the definitions of terms, and those provisions made part of each subordinated guarantee by the Trust Indenture Act. A form of subordinated guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the subordinated guarantee is available upon request from the guarantee trustee. If indicated in your prospectus supplement, the terms of a particular subordinated guarantee may differ from the terms discussed below.

General

AIG will unconditionally agree to pay in full on a subordinated basis the guarantee payments to the holders of the capital securities covered by the subordinated guarantee, as and when due.

The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the AIG Capital Trust, will be subject to the applicable subordinated guarantee:

•	any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the AIG Capital Trust has funds on hand available for that purpose at that time;

•	the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to the date of redemption, to the extent that the AIG Capital Trust has funds on hand available for that purpose at that time; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of an AIG Capital Trust, unless the junior subordinated debentures owned by the AIG Capital Trust are distributed to holders of the capital securities in accordance with the terms of the trust agreement, the lesser of:

—	the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the AIG Capital Trust has funds available, and

—	the amount of assets of the AIG Capital Trust remaining available for distribution to holders of capital securities on liquidation of the AIG Capital Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the AIG Capital Trust to pay those amounts to the holders.

AIG may assert as a defense with respect to its obligations under the subordinated guarantee any defense that is available to an AIG Capital Trust.

Each subordinated guarantee will be a guarantee of the AIG Capital Trust’s payment obligations described above under the capital securities covered by the subordinated guarantee, but will apply only to the extent that the AIG Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “ —Additional Information Relating to the Subordinated Guarantees — Status of the Subordinated Guarantees.”

If we do not make payments on the junior subordinated debentures owned by an AIG Capital Trust, the AIG Capital Trust will not be able to pay any amounts payable with respect to its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the subordinated guarantee for payment of those amounts. Each subordinated guarantee will have the same ranking as the junior subordinated debentures owned by the AIG Capital Trust that issues the capital securities covered by the subordinated guarantee. See “— Additional Information Relating to the Subordinated Guarantees — Status of the Subordinated Guarantees.” No subordinated guarantee will limit the incurrence or issuance of other secured or unsecured debt of AIG.

We have, through the applicable subordinated guarantee, the trust agreement, the junior subordinated debentures, the junior debt indenture and the expense agreement, taken together, fully and unconditionally guaranteed all of the applicable AIG Capital Trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a full and unconditional subordinated guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional subordinated guarantee of an AIG Capital Trust’s obligations under its capital securities.

Additional Information Relating to the Subordinated Guarantees

Status of the Subordinated Guarantees

Each subordinated guarantee will constitute an unsecured obligation of AIG and will rank equal to the junior subordinated debentures owned by the AIG Capital Trust that issues the capital securities covered by the subordinated guarantee. See “Description of Junior Subordinated Debentures — Subordination Provisions” for a description of this subordination.

Each subordinated guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the subordinated guarantee may institute a legal proceeding directly against us to enforce its rights under the subordinated guarantee without first instituting a legal proceeding against any other person or entity. Each subordinated guarantee will be held by the guarantee trustee for the benefit of the holders of the applicable capital securities. Each subordinated guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the AIG Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the AIG Capital Trust.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect in any material respect the rights of holders of the capital securities issued by the AIG Capital Trust, in which case no approval will be required, the subordinated guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the subordinated guarantee. The manner of obtaining any such approval is as set forth under “Description of Capital Securities the AIG Capital Trusts May Offer — Special Situations — Voting Rights; Amendment of the Trust Agreements.” All subordinated guarantees and agreements contained in each subordinated guarantee will bind the successors, assigns, receivers, trustees and representatives of AIG and will inure to the benefit of the holders of the then outstanding capital securities covered by the subordinated guarantee.

Events of Default

An event of default under a subordinated guarantee will occur upon the failure of AIG to perform any of its payment obligations for five days under that subordinated guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days following notice to AIG by the guarantee trustee or to AIG and the guarantee trustee by the holders of at least 25% in liquidation amount of outstanding capital securities specifying such default and requiring it to be remedied. If an event of default under a subordinated guarantee occurs and is continuing, the guarantee trustee will enforce the subordinated guarantee for the benefit of the holders of capital securities covered by the subordinated guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the subordinated guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the subordinated guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the subordinated guarantee.

The holders of at least a majority in aggregate liquidation amount of the capital securities have the right, by vote, to waive any past events of default and its consequences under each subordinated guarantee, except a default in the payment of the Guarantor’s obligations to make guarantee payments. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the subordinated guarantee.

Any holder of capital securities covered by the subordinated guarantee may institute a legal proceeding directly against AIG to enforce its rights under the subordinated guarantee without first instituting a legal proceeding against the AIG Capital Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the subordinated guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default under the subordinated guarantee, undertakes to perform only those duties as are specifically set forth in the subordinated guarantee and, after the occurrence of an event of default with respect to the subordinated guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the subordinated guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the subordinated guarantee at the request of any holder of the capital securities covered by the subordinated guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

Termination of the Subordinated Guarantee

Each subordinated guarantee will terminate and be of no further effect upon:

•	full payment of the redemption price of all of the capital securities covered by the subordinated guarantee;

•	full payment of the amounts payable with respect to the capital securities upon liquidation of the AIG Capital Trust; or

•	distribution of the junior subordinated debentures owned by the AIG Capital Trust to the holders of all the capital securities covered by the subordinated guarantee.

Each subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the subordinated guarantee must repay any sums with respect to the capital securities or the subordinated guarantee.

Governing Law

Each subordinated guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will unconditionally guarantee on a subordinated basis to each person or entity to whom an AIG Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such AIG Capital Trust, other than obligations of such AIG Capital Trust to pay to the holders of any capital securities or other similar interests in such AIG Capital Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

Our Relationship with the Guarantee Trustee

See “Description of Capital Securities the AIG Capital Trusts May Offer — Trustees and Administrators of the AIG Capital Trusts — Our Relationship with the Property Trustee” above for more information about our relationship with The Bank of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES
AND THE RELATED INSTRUMENTS

Because this section is only a summary, the following description of the relationship among the capital securities, the junior subordinated debentures, the expense agreement and the subordinated guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior debt indenture and the form of subordinated guarantee, each of which is or will be incorporated as an exhibit to our registration statement, and the Trust Indenture Act.

  Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities, to the extent the applicable AIG Capital Trust has funds available for the payment of such distributions, are guaranteed by us on a subordinated basis as described under “Description of the Subordinated Guarantees.” Taken together, our obligations under the junior subordinated debentures, the junior debt indenture, the trust agreement, the expense agreement, and the subordinated guarantee provide, in the aggregate, a full and unconditional subordinated guarantee of payments of distributions and other amounts due on the applicable capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such subordinated guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional subordinated guarantee of the AIG Capital Trust’s obligations under the capital securities. If and to the extent that we do not make payments on the junior subordinated debentures, the AIG Capital Trust will not pay distributions or other amounts due on its capital securities. The subordinated guarantee does not cover payment of distributions when the AIG Capital Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior debt indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt to the same extent as the junior subordinated debentures.

  Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the capital securities and the common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

•	we will pay, under the expense agreement, for all and any costs, expenses and liabilities of an AIG Capital Trust except the AIG Capital Trust’s obligations to holders of its capital securities under the capital securities; and

•	the trust agreement provides that an AIG Capital Trust will not engage in any activity that is inconsistent with the limited purposes of such AIG Capital Trust.

We have the right to set-off any payment we are otherwise required to make under the junior debt indenture with a payment we make under the subordinated guarantee.

  Enforcement Rights of Holders of Capital Securities

A holder of any capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the applicable subordinated guarantee without first instituting a legal proceeding against the guarantee trustee, the AIG Capital Trust or any other person or entity.

In the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior debt indenture will provide that no payments may be made with respect to the junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on the junior subordinated debentures would constitute an event of default under the junior debt indenture.

  Limited Purpose of AIG Capital Trusts

Each AIG Capital Trust’s capital securities evidence a preferred and undivided beneficial interest in the AIG Capital Trust, and each AIG Capital Trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds thereof in junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from an AIG Capital Trust, or from us under the applicable subordinated guarantee, if and to the extent such AIG Capital Trust has funds available for the payment of such distributions.

  Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of an AIG Capital Trust involving our liquidation, the holders of the capital securities will be entitled to receive, out of the assets held by such AIG Capital Trust, the liquidation distribution. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each subordinated guarantee and have agreed, under the expense agreement, to pay for all costs, expenses and liabilities of an AIG Capital Trust, other than the AIG Capital Trust’s obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

ERISA CONSIDERATIONS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity or otherwise,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code

(collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor (the “DOL”), which we refer to as the “Plan Assets Regulation” the assets of an AIG Capital Trust would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the AIG Capital Trust and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features.

Under exceptions contained in the Plan Assets Regulation, the assets of an AIG Capital Trust would not be deemed to be “plan assets” of investing ERISA Plans if:

•	immediately after the most recent acquisition of an equity interest in the AIG Capital Trust, less than 25% of the value of each class of equity interests in the trust were held by “Benefit Plan Investors”, which we define as Plans and other employee benefit plans whether or not subject to ERISA, Section 4975 of the Code or Similar Laws (including governmental, church and foreign plans) and entities whose underlying assets are deemed to include “plan assets” under the Plan Assets Regulation or otherwise; or

•	the capital securities were “publicly-offered securities” for purposes of the Plan Assets Regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under the Exchange Act.

No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the capital securities of an AIG Capital Trust at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. It is currently anticipated that the capital securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above and therefore an AIG Capital Trust should qualify for the exception so that the assets of the AIG Capital Trust should not be “plan assets” of any ERISA Plan investing in the capital securities. However, no assurance can be given that the capital securities would be considered to be publicly-offered securities under the Plan Assets Regulation.

Certain transactions involving an AIG Capital Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the capital securities (or junior subordinated debt securities) were acquired with “plan assets” of the ERISA Plan or the assets of the AIG Capital Trust were deemed to be “plan assets” of ERISA Plans investing in the trust. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of subsidiaries, extensions of credit between us and an AIG Capital Trust (or the ERISA Plan), including the junior subordinated debt securities and the guarantees, could be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The DOL has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. Those class exemptions include:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers);

•	PTCE 95-60 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the capital securities. Because of the possibility that direct or indirect prohibited transactions could occur as a result of the purchase, holding or disposition of the capital securities (or the junior subordinated debt securities) the capital securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding capital securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or

•	your purchase, holding and disposition of capital securities (or junior subordinated debt securities) will not violate any applicable Similar Laws and will not result in a non-exempt prohibited transaction under ERISA or the Code by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences of its purchase, holding and disposition of the capital securities and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Capital Securities

AIG Capital Trust may sell capital securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of the capital securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

The prospectus supplement will describe:

•	the terms of the offering, including the name of the agent or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the capital securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

Underwriters to whom capital securities are sold by us for public offering and sale are obliged to purchase all of those securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

To the extent required, offerings of capital securities will be conducted in compliance with Rule 2810 of NASD’s Conduct Rules. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate liquidation amount of capital securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of capital securities will be significantly less than this amount.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

VALIDITY OF THE SECURITIES

Unless we state otherwise in any prospectus supplement, the validity of the capital securities will be passed upon for the AIG Capital Trusts by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the subordinated guarantees will be passed upon for AIG by Sullivan & Cromwell LLP or by Kathleen E. Shannon, Esq., Senior Vice President, Secretary and Deputy General Counsel of AIG and for any underwriters or agents by counsel named in your prospectus supplement. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG common stock and currently beneficially owns less than 1% of the outstanding shares of AIG common stock.

EXPERTS

The consolidated financial statements, the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

AIG is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements and other information can be inspected and copied at:

SEC Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AIG’s filings are also available to the public through:

•	The SEC web site at http://www.sec.gov

•	The New York Stock Exchange, 20 Broad Street, New York, New York 10005

AIG’s common stock is listed on the NYSE and trades under the symbol “AIG”.

AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC, which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents below, any filings that we make after the date of the initial filing of this registration statement (or post-effective amendment) and prior to the effectiveness of this registration statement (or post-effective amendment) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

(1)	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005.

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(3)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.

(4)	Quarterly Reports on Form 10-Q/A for the quarterly periods ended June 30, 2005 and March 31, 2005.

(5)	Current Reports on Form 8-K, filed on May 22, 2006, February 13, 2006, February 9, 2006, January 19, 2006, January 13, 2006 and January 9, 2006.

(6)	Current Report on Form 8-K/A, filed on June 19, 2006.

(7)	Proxy Statement, dated April 5, 2006.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aigcorporate.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

CAUTIONARY STATEMENT REGARDING PROJECTIONS AND OTHER INFORMATION ABOUT FUTURE EVENTS

This prospectus and the documents incorporated herein by reference, as well as other publicly available documents, may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, financial position, results of operations, cash flows and liquidity, the effect of the credit rating downgrades on AIG’s businesses and competitive position, the unwinding and resolving of various relationships between AIG and C.V. Starr & Co., Inc. and Starr International Company, Inc. and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7, Part II, of AIG’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 and Risk Factors in Item 1A, Part I of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006. AIG is not under any obligation (and expressly disclaims any such obligations) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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American International Group, Inc.

          % Series A-4 Junior Subordinated Debentures

PROSPECTUS SUPPLEMENT

          , 2007

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